                                                                 EXHIBIT 10.35.1

                                                                  EXECUTION COPY

================================================================================

                                   $95,000,000

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of April 15, 2005

                                      among

                    GLOBAL SIGNAL OPERATING PARTNERSHIP, L.P.
                                as the Borrower,

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent
                                       and
                                   L/C Issuer,

                                       and

                         The Other Lenders Party Hereto

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                                        i

                                   (continued)

                                       ii

                                   (continued)

      7.09    Limitation on Prepayments and Modifications of
              Debt Instruments................................................65

      7.10    Limitation on Transactions with Affiliates......................65

      7.11    Limitation on Synthetic Leases and Sale/Leaseback Transactions..65

                                       iii

                                   (continued)

                                       iv

                                   (continued)
                                                                            PAGE

SCHEDULES

    2.01    Commitments and Applicable Percentages
    2.03    Original Letters of Credit
    5.15    Subsidiaries
    5.16    Filing Jurisdictions
    5.19    Insurance
    5.21    Environmental Claims
   10.02    Administrative Agent's Office; Certain Addresses for Notices
   10.06    Direct Competitors

EXHIBITS

            FORM OF

     A      Loan Notice
     B      Pledge Agreement
     C      Security Agreement
     D      Note
     E      Assignment and Assumption
     F-1    Parent Guarantee
     F-2    Subsidiary Guarantee
     G      Section 3.01 Certificate
     H      Deed of Charge with respect to Pinnacle Towers Limited

                                        v

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     This SECOND AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is entered into as of April 15, 2005, among GLOBAL SIGNAL OPERATING PARTNERSHIP, L.P., a
Delaware limited partnership (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and
BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

                                    RECITALS

     WHEREAS, The Borrower, the Lenders and the Administrative Agent are each party to that certain Credit Agreement, dated as of December 3, 2004, as heretofore amended, supplemented or otherwise modified by that certain Amended and Restated Credit Agreement, dated as of February 9, 2005 (without giving effect to this Second Amended and Restated Credit Agreement, the "Original
Credit Agreement") and the Loan Documents (as defined in the Original Credit
Agreement, the "Original Loan Documents"), pursuant to which the Lenders provided a credit facility for the making of revolving loans and term loans (the
"Original Loans") by the Lenders and the issuance of letters of credit (the
"Original Letters of Credit") by the L/C Issuer, in an aggregate principal amount and/or face amount not to exceed $70,000,000; and

     WHEREAS, in order to secure all Obligations under and as defined in the
Original Credit Agreement, (i) the Borrower has pledged and has granted to
Administrative Agent a security interest in and lien upon substantially all of its personal and real property and each Parent (as hereinafter defined) has pledged and has granted to the Administrative Agent a security interest in and lien upon all of the Capital Stock of the Borrower and certain of its
Subsidiaries (collectively, the "Original Collateral"), and (ii) the Parents and
the Subsidiary Guarantors (as hereinafter defined) have provided guarantees of all such Obligations; and

     WHEREAS, the Borrower, Lenders and Administrative Agent wish to amend and restate the Original Credit Agreement, subject to the terms and conditions set forth herein, to, among other things, provide the Borrower with an additional
$25,000,000 multi-draw term loan; the proceeds of which shall be used in connection with the Carl Lewis Transaction (as hereinafter defined) and to pay fees and expenses in connection therewith; and

     WHEREAS, the Borrower, Lenders and Administrative Agent intend that (i) the
Obligations under and as defined in the Original Credit Agreement shall continue to exist under, and to be evidenced by, this Agreement, (ii) the Original Loans shall be Loans under and as defined in this Agreement, (iii) the Original
Letters of Credit shall be Letters of Credit under and as defined in this
Agreement, and (iv) the Original Collateral shall continue to secure the
Obligations (as hereinafter defined); and

     WHEREAS, Borrower desires to continue to secure all of the Obligations by continuing to grant to Administrative Agent, for the benefit of Administrative
Agent, Lenders and the L/C Issuer, a security interest in and lien upon substantially all of its personal and real property; and

     WHEREAS, the Parents desire to continue to secure all of the Obligations by continuing to grant to Administrative Agent, for the benefit of Administrative
Agent, Lenders and the L/C

Issuer, a security interest in and lien upon the Capital Stock of the Borrower and certain of its Subsidiaries and to continue to guarantee all of the
Obligations; and

     WHEREAS, the Subsidiary Guarantors desire to continue to guarantee all of the Obligations.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

     1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Account Control Agreement" has the definition given to it in the Security
Agreement.

     "Acquisition" means any acquisition by (i) the Borrower or any Subsidiary of the Borrower (except Pinnacle Towers and any of its Subsidiaries) of all of
the Capital Stock of any Person, or (ii) a Subsidiary of the Borrower of Towers
or of all the Capital Stock of any Person that holds Towers as a principal asset.

     "Administrative Agent" means Bank of America in its capacity as administrative agent or as security trustee under any of the Loan Documents, or any successor administrative agent.

     "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

     "Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person (including, with its correlative meanings, "controlled by" and "under common control with")
means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such
Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Aggregate Commitments" means the Commitments of all the Lenders.

     "Aggregate Revolving Commitments" means the Revolving Commitments of all the Lenders.

     "Aggregate Term A Loan Commitments" means the Term A Loan Commitments of all the Lenders.

     "Aggregate Term B Loan Commitments" means the Term B Loan Commitments of all Lenders.

     "Agreement" means this Amended and Restated Credit Agreement, as amended, restated, modified or otherwise supplemented from time to time.

     "Applicable Percentage" means, collectively, with respect to any Lender at any time, its Applicable Revolving Percentage, its Applicable Term A Loan
Percentage and its Applicable Term B Loan Percentage.

     "Applicable Rate" means a per annum rate equal to:

          (a) with respect to Revolving Loans which are Base Rate Loans, 2.00%;

          (b) with respect to Term Loans which are Base Rate Loans, 0.75%

          (c) with respect to Revolving Loans which are Eurodollar Rate Loans and Letter of Credit Fees, 3.00%;

          (d) with respect to Term Loans which are Eurodollar Rate Loans, 1.75%;
     and

          (e) with respect to the Revolving Facility Fee, 0.75%.

     "Applicable Revolving Percentage" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate
Revolving Commitments represented by such Lender's Revolving Commitment at such time. If the Revolving Commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Revolving Percentage of each Lender shall be determined based on the Applicable Revolving Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable
Revolving Percentage of each Lender is set forth opposite the name of such
Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "Applicable Term A Loan Percentage" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Outstanding
Amount of the Term A Loans at such time. If the Term A Loan Commitment of each
Lender to make Term A Loans has been terminated pursuant to Section 8.02 or if the Aggregate Term A Loans Commitments have expired, then the Applicable Term A
Loan Percentage of each Lender shall be determined based on the Applicable Term
A Loan Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Term A Loan Percentage of each
Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the
Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "Applicable Term B Loan Percentage" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of (i) the
Aggregate Term B Loan Commitments represented by such Lender's Term B Loan
Commitment at such time, or (ii) if

Term B Loan Commitments have been terminated pursuant to Section 2.01(c)(ii), the Outstanding Amount of Term B Loans. If the Term B Loan Commitment of each
Lender to make Term B Loans has been terminated pursuant to Section 8.02 or if the Aggregate Term B Loans Commitments have expired, then the Applicable Term B
Loan Percentage of each Lender shall be determined based on the Applicable Term
B Loan Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Term B Loan Percentage of each
Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the
Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "Approved Fund" means any Fund that is administered or managed by (a) a
Lender, (b) an Affiliate of a Lender or (c) a Person or an Affiliate of a Person
that administers or manages a Lender (in each case, other than a natural person).

     "Asset Sale" means any sale, lease or other disposition of property or series of related sales, leases or other dispositions of property (excluding any such sale, lease or other disposition permitted by Sections 7.05(b), (c) and
(d)).

     "Assignee" have the meaning specified in Section 10.07.

     "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative
Agent, in substantially the form of Exhibit E or any other form approved by the
Administrative Agent.

     "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

     "Audited Financial Statements" means the audited consolidated balance sheet of Global Signal and its consolidated Subsidiaries for the fiscal year ended
December 31, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of Global
Signal and its consolidated Subsidiaries, including the notes thereto.

     "Bank of America" means Bank of America, N.A. and its successors.

     "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of
America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

     "Borrower" has the meaning specified in the introductory paragraph hereto.

     "Borrowing" means a borrowing consisting of simultaneous Loans of the same
Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

     "Carl Lewis" means Sprint Corporation, a Kansas corporation, together with certain Subsidiaries thereof or a newly formed Subsidiary of Sprint Corporation to be party to the Carl Lewis Transaction Agreement, as the context may require.

     "Carl Lewis Indebtedness" means, as to any Person at any date, Indebtedness of such Person incurred in connection with the consummation of the Carl Lewis
Transaction; provided, however, that such Indebtedness is incurred under a financing or other financial accommodation provided to such Person by Bank of
America, or any of its Affiliates, and Morgan Stanley, or any of its Affiliates.

     "Carl Lewis Transaction" means a transaction in which Global Acquisitions
II (as a designee of Global Signal) acquires a 32-year master lease of approximately sixty-six hundred Towers and related co-location agreements from
Carl Lewis pursuant to the Carl Lewis Transaction Agreement.

     "Carl Lewis Transaction Agreement" means the Agreement to Contribute, Lease and Sublease, dated on or about February 9, 2005, between Global Signal and Carl
Lewis pursuant to which Global Signal and Carl Lewis agree to consummate the
Carl Lewis Transaction.

     "Cash Equivalents" means (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United
States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause
(b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States
Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within 90 days after the day of acquisition,

(e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United
States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by
Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or
(g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

     "Cash Collateralize" has the meaning specified in Section 2.03(g).

     "Change of Control" means the occurrence of any of the following:

          (a) the Equity Investors and/or any Person controlled by Fortress
     Investment Group LLC or Greenhill Capital Partners, L.P. or any of its
     Affiliates shall, directly or indirectly, cease to own and/or control in the aggregate (i) at least 51% of the voting interest in the Capital Stock of Global Signal or (ii) at least 51% of the voting and economic interest
     (directly or indirectly) in the Capital Stock of the Borrower; or

          (b) Global Signal shall cease to own at least 51% of the voting and economic interest in the Capital Stock of the Borrower; or

          (c) prior to the Permitted Securitization, GSOP shall cease to own at least 100% of the voting and economic interest in the Capital Stock of
     Pinnacle Towers; or

          (d) with respect to any direct or indirect Subsidiary of the Borrower, an event or series of events resulting in the Borrower ceasing to own directly or indirectly less than 100% of the Capital Stock of such
     Subsidiary (other than pursuant to a dissolution of such Subsidiary);

          (e) an event or series of events by which during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Global Signal, the Borrower and/or any
     Subsidiary of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more

     directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

          (f) if at any time, Wesley R. Edens, or such replacement acceptable to the Lenders, shall cease to be Chairman of the board of directors or other equivalent governing body of Global Signal, and a replacement Chairman has not been appointed within thirty (30) days following such occurrence, or if a replacement Chairman has not been appointed, all of the Obligations have not been paid in full within such thirty (30) day period;

provided that in no event shall the merger of the Borrower with or into Global
Signal or a Subsidiary of Global Signal be deemed a "Change of Control" so long as the Required Lenders reasonably determine that such merger is not adverse to their interests and provide written notice to the Borrower of the same. For the purposes of this definition, "control" of a Person (including, with its correlative meanings, "controlled by" and "under common control with") means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b)
direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Class" means, with respect to a Loan, its character as a Revolving Loan or a Term Loan.

     "Closing Date" means the first date all the conditions precedent in Section
4.01 are satisfied or waived in accordance with Section 10.01.

     "Code" means the Internal Revenue Code of 1986.

     "Collateral" means all property and interests in property of the Parents and the Borrower, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

     "Commitment" means, collectively, as to each Lender, its Revolving
Commitment, Term A Loan Commitment and Term B Loan Commitment.

     "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with Global Signal or the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes Global
Signal or the Borrower and which is treated as a single employer under Section
414(b) or (c) of the Code or, for purposes of the Code, Section 414(m) or (o) of the Code.

     "Contingent Liability" means, as to any Person and its consolidated
Subsidiaries, determined on a consolidated basis, any obligation or Guarantee
Obligation, contingent or otherwise, of such Person or any of its consolidated
Subsidiaries, having the effect of guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person or any of its consolidated Subsidiaries (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property or services for the purpose of assuring the owner of such Indebtedness

of its payment or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Indebtedness or to comply with any agreement relating to any Indebtedness or obligation, but excluding endorsement of checks, drafts and other instruments in the ordinary course of business.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Credit Extension" means each of the following: (a) a Borrowing and (b) an
L/C Credit Extension.

     "Debt for Borrowed Money" means, with respect to any Person and its consolidated Subsidiaries, determined on a consolidated basis, from time to time, at any date, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person or any of its consolidated
Subsidiaries for borrowed money or for the deferred purchase price of property or services other than trade accounts payable and accrued expenses incurred and paid in the ordinary course of business, (ii) the maximum amount available to be drawn under all letters of credit, bankers' acceptances and similar obligations issued for the account of such Person or any of its consolidated Subsidiaries and all unpaid drawings in respect of such letters of credit, banker's acceptances and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person or any its consolidated
Subsidiaries, whether or not such indebtedness has been assumed by such Person or any of its consolidated Subsidiaries, (iv) all Attributable Indebtedness of
such Person or its consolidated Subsidiaries, (v) all obligations of such Person or its consolidated Subsidiaries to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, other than trade accounts payable and accrued expenses incurred and paid in the ordinary course of business, (vi) all Contingent Liabilities of such
Person or its consolidated Subsidiaries that are required to be disclosed and quantified in notes of financial statements in accordance with GAAP (except those items excluded from the definition of "Guarantee Obligation" pursuant to clauses (i) and (ii) of the proviso thereof), and (vii) all obligations of such
Person or any of its consolidated Subsidiaries under any Hedge Agreement or any similar type of agreement; provided, however, that with respect to Global Signal or any of its consolidated Subsidiaries, Debt for Borrowed Money shall not include (i) Indebtedness incurred pursuant to the Permitted Securitization to the extent the proceeds thereof are held in an acquisition reserve account located at LaSalle Bank in an amount not to exceed $150,000,000; provided that such amounts are subject to no Liens, other than Liens permitted under Section
7.02 and are used exclusively for the purchase of Towers by Pinnacle Towers or any of its Subsidiaries and (ii) the obligations of any of the United Kingdom
Subsidiaries, unless such obligations are guaranteed by such Person or any of its consolidated Subsidiaries or any of their respective assets are pledged to secure the United Kingdom Subsidiaries' obligations. The amount of any Debt for
Borrowed Money at any time under (x) clause (iii) shall be equal to the lesser of (A) the stated amount of the relevant obligations, and (B) the fair market value of the property subject to the relevant Lien at such time, and (y) clause
(vii) shall be the net amount at such time, including net termination payments,

required to be paid to a counterparty, rather than the notional amount of the applicable Hedge Agreement.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "Deed of Charge" means the Deed of Charge and Memorandum of Deposit to be executed and delivered by the Borrower and Pinnacle Towers Limited, substantially in the Form of Exhibit H, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     "Default Rate" means (a) when used with respect to Obligations other than
Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the
Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum;
provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable
Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus
2% per annum.

     "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one
Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding; provided that, Morgan Stanley shall not be deemed to be a
Defaulting Lender for failing to make any Revolving Loans or L/C Advances hereunder prior to the occurrence of an Event of Default.

     "Dollar" and "$" mean lawful money of the United States.

     "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c)
an Approved Fund; and (d) any other Person (other than a natural person)
approved by (i) (A) the Administrative Agent and the L/C Issuer, and (B) solely in the case of any assignment prior to the funding of the Morgan Stanley
Participations by Morgan Stanley pursuant to Section 2.01(b), (1) by Bank of
America in the case of an assignment by Morgan Stanley and (2) by Morgan Stanley in the case of an assignment by Bank of America, and (ii) unless an Event of
Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the
Borrower's Affiliates or Subsidiaries or any direct competitor of the Borrower listed on Schedule 10.06.

     "Environmental Laws" means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law
(including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, including any applicable
Historical Preservation Laws.

     "Equity Investors" means, collectively, Fortress Pinnacle Acquisition LLC,
FRIT Pinn LLC and Greenhill Capital Partners, L.P., Greenhill Capital, L.P.,
Greenhill Capital Partners (Executives), L.P. and Greenhill Capital Partners
(Cayman), L.P. or any other Person reasonably acceptable to the Required
Lenders.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "Eurodollar Base Rate" has the meaning specified in the definition of
Eurodollar Rate.

     "Eurodollar Rate" means for any Interest Period with respect to a
Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                              Eurodollar Base Rate
          Eurodollar Rate  =  ------------------------------------
                              1.00 - Eurodollar Reserve Percentage

     Where,

     "Eurodollar Base Rate" means, for such Interest Period:

          (a) the rate per annum equal to the rate determined by the
     Administrative Agent to be the offered rate that appears on the page of the
     Telerate screen (or any successor thereto) that displays an average British
     Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately
     11:00 a.m. (London time) two Business Days prior to the first day of such
     Interest Period, or

          (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of
     America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the

                                       10

     London interbank eurodollar market at their request at approximately 4:00
     p.m. (London time) two Business Days prior to the first day of such
     Interest Period.

     "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

     "Eurodollar Reserve Percentage" means, for any day during any Interest
Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB (or any successor thereof)
for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar
Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Event of Default" has the meaning specified in Section 8.01.

     "Excluded Subsidiary" means each of Global Signal Holdings I LLC, Global
Signal Holdings II LLC, Global Signal Holdings III LLC, Global Signal Services
LLC, Towers Finco LLC and Towers Finco II LLC, and each of their respective
Subsidiaries, after the consummation of the Permitted Securitization, Pinnacle
Towers and its Subsidiaries, Global Acquisitions II and its Subsidiaries;
provided, however, that if the Carl Lewis Transaction is not consummated prior to the Term Loan Maturity Date, Global Acquisitions II and its Subsidiaries
shall cease to be Excluded Subsidiaries hereunder; and, upon the effectiveness of the Global Acquisitions Credit Agreement, Global Acquisitions and its
Subsidiaries.. "Excluded Subsidiaries" shall mean, collectively, each Excluded
Subsidiary.

     "Excluded Taxes" has the meaning specified in Section 3.01(f).

     "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person other than in the ordinary course of business in respect of tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of Recovery Events, proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings and proceeds from reinsurance received in the ordinary course of business), indemnity payments, purchase price adjustments received in connection with any purchase agreement
(or other similar agreement) and payments in respect of judgments or settlements of claims, litigation or proceedings; provided that Extraordinary Receipts shall not include cash receipts received from proceeds of indemnity payments or payments in respect of judgments or settlements of claims, litigation or proceedings to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against or loss by such Person and promptly applied to pay (or to reimburse such Person for its prior payment
of) such claim or loss and the costs and expenses of such Person with respect thereto so long as such application is commenced prior to or within 90 days after the receipt of such proceeds, awards or payments and that any such third party being so reimbursed shall not be a Loan Party or a Subsidiary or Affiliate of a Loan Party.

                                       11

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day
next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business
Day, and (b) if no such rate is so published on such next succeeding Business
Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of
America on such day on such transactions as determined by the Administrative
Agent.

     "Fee Letter" means the amended letter agreement, dated as of the First
Amendment Closing Date, as amended as of the date hereof, between the Borrower and the Administrative Agent, as the same may be amended, restated, supplemented and otherwise modified from time to time.

     "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with
GAAP to be capitalized on a balance sheet of the lessee.

     "First Amendment Closing Date" means February 9, 2005.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
For purposes of this definition, the United States, each State thereof and the
District of Columbia shall be deemed to constitute a single jurisdiction.

     "Frit Pinn Credit Agreement" means that certain Credit Agreement, dated as of December 21, 2004, among Frit Pinn, LLC, as borrower, Bank of America, as administrative agent, the lenders from time to time party thereto, and Banc of
America Securities LLC and Morgan Stanley Asset Funding Inc., as joint lead arrangers and joint book runners, as the same may be amended, amended and restated, supplemented, or otherwise modified from time to time.

     "FRB" means the Board of Governors of the Federal Reserve System of the
United States.

     "Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination.

                                       12

     "Global Acquisitions" means Global Signal Acquisitions LLC, a Delaware limited liability Company.

     "Global Acquisitions II" means Global Signal Acquisitions II LLC, a
Delaware limited liability company.

     "Global Acquisitions Credit Agreement" means the Credit or Loan Agreement, acceptable to the Lenders, to be entered into by Global Acquisitions, as borrower, the lenders from time to time party thereto, and Morgan Stanley Asset
Funding, Inc., as administrative and collateral agent, as the same may be amended, supplemented, restated or otherwise modified from time to time, the original principal amount of which shall not exceed $200,000,000.

     "Global Signal" means Global Signal Inc., a Delaware corporation.

     "Global Signal Default" has the meaning specified in the Parent Guarantee.

     "Governing Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central
Bank).

     "Guarantee Obligation" means as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) the creation of which induces the guaranteeing person to issue a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any
Indebtedness, leases, dividends or other obligations (the "primary obligations")
of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary

                                       13

obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include (i) endorsements of instruments for deposit or collection in the ordinary course of business and (ii) guarantees required by the sellers party to an acquisition agreement in connection with any
Acquisition of Towers or the Capital Stock of any Person that holds Towers as a principal asset, whereby Global Signal or any of its Subsidiaries guarantees payment and performance by a Subsidiary of Global Signal under such agreement, provided that the aggregate amount of such required guarantees referred to in this clause (ii) outstanding at any time shall not exceed $125,000,000 plus the aggregate amount of any required guarantee given in connection with a transaction or series of transactions with a telecommunications entity disclosed to and approved by the Lenders prior to the date hereof pursuant to which Global
Signal or one of its Subsidiaries acquires certain assets of such telecommunications entity and/or its affiliates. The terms "Guarantee" and
"Guaranteed" used as a verb shall have a correlative meaning. The amount of any
Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made, and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such
Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

     "Guarantees" means, collectively, the Parent Guarantee and the Subsidiary
Guarantees.

     "Guarantors" means, collectively, the Parents and each Subsidiary
Guarantor.

     "Hedge Agreement" means any interest rate or currency swap, cap or collar agreement or similar arrangement or foreign exchange contract entered into by any Person or its consolidated Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

     "Historical Preservation Laws" means the National Historic Preservation Act of 1966 and each historic preservation program of any State under and in conjunction with the National Historic Preservation Act of 1966 and any similar foreign, Federal, state, local or municipal laws, rules or regulations, orders, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law).

     "Indebtedness" means, as to any Person at any date, without duplication,
(a) all Debt for Borrowed Money of such Person, (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,
(c) all Attributable Indebtedness of such Person, (d) all liabilities referred to in clauses (a), (b), (c) and (e) of this definition secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property owned by such Person even though such
Person has not assumed or otherwise become liable for the payment thereof, and
(e) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (d) above. The amount of any
Indebtedness under clause (d) shall be equal to the lesser of (i) the stated

                                       14

amount of the relevant obligations, and (ii) the fair market value of the property subject to the relevant Lien.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Indemnitees" has the meaning specified in Section 10.04(b).

     "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Insolvent" means a condition of Insolvency.

     "Intercompany Note" means an intercompany note in favor of the Borrower in the amount equal to any loans made by the Borrower to any directly owned
Subsidiary pursuant to Section 7.01(d) and Section 7.08(e), in each case in form and substance reasonably satisfactory to the Administrative Agent.

     "Interest Payment Date" means, (a) as to any Loan other than a Base Rate
Loan, the last day of each Interest Period applicable to such Loan and the
Maturity Date; provided, however, that if any Interest Period for a Eurodollar
Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest
Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each
March, June, September and December and the Maturity Date.

     "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such
     Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest
     Period; and

          (iii) no Interest Period shall extend beyond the Maturity Date.

     "Investment Company Act" has the meaning specified in Section 5.14.

     "IRS" means the United States Internal Revenue Service.

     "ISP" means, with respect to any Letter of Credit, the "International
Standby Practices 1998" published by the Institute of International Banking Law
& Practice (or such later version thereof as may be in effect at the time of issuance).

                                       15

     "Issuer Documents" means with respect to any Letter of Credit, the Letter
Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor the L/C
Issuer and relating to any such Letter of Credit.

     "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, decrees, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable
Percentage.

     "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

     "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

     "L/C Issuer" means Bank of America in its capacity as issuer of Letters of
Credit hereunder, or any successor issuer of Letters of Credit hereunder.

     "L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of
Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

     "Leased Property" means all real property that is leased or occupied pursuant to an easement by the Borrower and its Subsidiaries, in each case, together with all fixtures and appurtenances thereon.

     "Lender" has the meaning specified in the introductory paragraph hereto.

     "Lender Fee Letter" means the amended letter agreement, dated as of the
First Amendment Closing Date, as amended as of the date hereof, among the
Lenders and the Administrative Agent, as the same may be amended, restated, supplemented and otherwise modified from time to time.

     "Lending Office" means, as to any Lender, the office or offices of such
Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

                                       16

     "Letter of Credit" means any letter of credit issued hereunder.

     "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

     "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

     "Letter of Credit Fee" has the meaning specified in Section 2.03(i).

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

     "Loans" means, collectively, the Term Loans and the Revolving Loans.

     "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

     "Loan Documents" means this Agreement, each Note, the Security Documents, each Issuer Document and the Guarantees. Loan Documents shall include, without limitation, the Original Loan Documents, to the extent not expressly superseded by documents, instruments and/or agreements delivered in connection with this
Agreement.

     "Loan Parties" means, collectively, the Borrower, the Guarantors and any
Subsidiary of the Borrower party to a Loan Document.

     "Management Agreement" means each of (i) the Management Agreement between
Pinnacle Towers and its Subsidiaries signatory thereto and Global Signal
Services LLC dated as of December 7, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time), a copy of which has been delivered to the Lenders, and (ii) any management agreement which may hereafter be entered into in accordance with the terms and conditions hereof, pursuant to which any manager may hereafter manage one or more of the Tower Properties (as such management agreement may be amended or modified pursuant to a written instrument in form and substance reasonably satisfactory to the Required
Lenders). "Management Agreements" shall mean, collectively, each Management
Agreement.

     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of
Global Signal and its Subsidiaries, taken as a whole, or the Borrower and its
Subsidiaries, taken as a whole, respectively or (b) the validity or enforceability of any of the Loan Documents or the rights and remedies of the
Administrative Agent or the Lenders thereunder.

     "Memorandum" has the meaning specified in Section 10.11.

                                       17

     "Moody's" means Moody's Investors Service, Inc.

     "Morgan Stanley" means Morgan Stanley Asset Funding Inc., together with its successors.

     "Morgan Stanley Participation" has the meaning specified in Section
2.01(b).

     "Multiemployer Plan" means a Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA and which is subject to Title IV of
ERISA.

     "Net Cash Proceeds" means the gross cash proceeds received by the Borrower or any of its Subsidiaries (other than by the Excluded Subsidiaries, and
Pinnacle Towers and its Subsidiaries prior to the Permitted Securitization) in connection with or as a result of (a) any sale of any assets, (b) the issuance of any Indebtedness, (c) the issuance of any equity (other than equity issued to a Loan Party by another Loan Party), and (d) the receipt of any capital contributions (other than by a Loan Party with respect to capital contributions made by another Loan Party) or Extraordinary Receipts, MINUS with respect to each of the foregoing (so long as each of the following are estimated in good faith by the management of the Borrower and certified to the Administrative
Agent in reasonable detail by a Responsible Officer) (i) actual taxes paid or payable with respect to such asset sale or Recovery Event (if any) in an amount equal to the tax liability of the Borrower or any of its Subsidiaries in respect of such sale or Recovery Event (taking into account all tax benefits of each of the parties), (ii) reasonable and customary transaction costs payable by the
Borrower or any such Subsidiary of the Borrower to any Person that is not an
Affiliate or an Equity Investor or Affiliate of an Equity Investor related to such transaction, (iii) Indebtedness secured by the assets sold or otherwise subject to a Recovery Event that is immediately repaid as a consequence of such sale, except Indebtedness that constitutes any of the Obligations, (iv) with respect to clause (a), the portion of such cash proceeds reserved for post-closing adjustments, including, without limitation, indemnification payments and purchase price adjustments which are held in a third-party escrow account or in a segregated deposit account in which the Administrative Agent has a first priority perfect security interest, provided that on the date all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount exceeds the actual post-closing adjustments payable by the
Borrower or any of its Subsidiaries shall constitute Net Cash Proceeds on such date, and (v) with respect to clause (a), an amount, not in excess of the taxable gain recognized on such asset sale, necessary to meet the REIT
Distribution Requirement with respect thereto.

     "Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit D.

     "Non-Excluded Taxes" has the meaning specified in Section 3.01(a).

     "Non-Exempt Lender" has the meaning specified in Section 3.01(f).

     "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including without limitation (i) interest and fees that accrue after the commencement by or against any

                                       18

Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief
Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (ii) all reasonable expenses and charges, legal and otherwise, incurred by the
Administrative Agent, the L/C Issuer and/or any Lender in collecting and enforcing any Obligation or in realizing or protecting any security therefor provided for in any of the Loan Documents.

     "Original Closing Date" means December 3, 2004.

     "Original Collateral" has the meaning specified in the recitals.

     "Original Credit Agreement" has the meaning specified in the recitals.

     "Original Letters of Credit" has the meaning specified in the recitals.

     "Original Loan Documents" has the meaning specified in the recitals.

     "Original Loans" has the meaning specified in the recitals.

     "Other Taxes" has the meaning specified in Section 3.01(b).

     "Outstanding Amount" means (i) with respect to Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans, occurring on such date; (ii) with respect to the Term A Loans, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of the Term
A Loans; (iii) with respect to the Term B Loans, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of
Term B Loans; and (iv) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C
Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

     "Owned Property" means all real estate owned in fee by the Borrower and its
Subsidiaries, together with any fixtures and appurtenances thereon.

     "Parent Guarantee" means the Guarantee dated as of the Original Closing
Date, as amended by the First Amendment to the Parent Guarantee, dated as of the
First Amendment Closing Date, as further amended as of the date hereof, made by the Parents in favor of the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit F-1, as the same may be amended, restated, supplemented and otherwise modified from time to time.

     "Parent Guarantee Second Amendment" means the Second Amendment to the
Parent Guarantee, dated as of the Closing Date, by and among the Parents and the
Administrative Agent.

     "Parents" means, collectively, Global Signal and Global Signal GP LLC, a
Delaware limited liability company.

                                       19

     "Participant" has the meaning specified in Section 10.06(d).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Securitization" means any transaction that may be entered into by Pinnacle Towers and any one or more of its Subsidiaries pursuant to which
Pinnacle Towers and such Subsidiaries securitize or otherwise finance their
Towers or Tower Properties and any assets related thereto in a rated term transaction; provided that there shall be no recourse under such transaction to the Borrower or any other Subsidiary of the Borrower, in each case other than pursuant to Standard Securitization Undertakings.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Pinnacle Towers" means Pinnacle Towers Acquisition Holdings LLC, a
Delaware limited liability company.

     "Pinnacle Towers Credit Agreement" means the Amended and Restated Credit
Agreement dated as of October 15, 2004 by and among Pinnacle Towers, the lenders from time to time parties thereto, and Morgan Stanley Asset Funding Inc., as administrative agent and collateral agent, as the same may be amended, supplemented, restated or otherwise modified from time to time.

     "Plan" means, at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Global Signal, the Borrower or a
Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

     "Pledge Agreement" means the Pledge Agreement dated as of the Original
Closing Date made by the Borrower and the Parents in favor of the Administrative
Agent, substantially in the form of Exhibit B, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Reaffirmations" means, collectively, the Consent and Reaffirmation of each
Guarantee and the Pledge Agreement and the Reaffirmation of the Security
Agreement, each dated as of the date hereof, made by the applicable Loan Parties and acknowledged and agreed to by the Administrative Agent, pursuant to which each such Loan Party consents to this Agreement and/or reaffirms its respective obligations under the applicable Guarantee, Pledge Agreement or Security
Document.

     "Recovery Event" means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

     "Register" has the meaning specified in Section 10.06(c).

                                       20

     "REIT Distribution Requirement" means distributions in an amount reasonably necessary to enable Global Signal to pay the dividends required to maintain its
REIT Status and not be subject to corporate level tax based on income or to excise tax under Section 4981 of the Code.

     "REIT Status" means, with respect to any Person, such Person's status as a real estate investment trust, as defined in Section 856(a) of the Code, that satisfies the conditions and limitations set forth in Section 856(b) and 856(c)
of the Code.

     "Related Parties" means, with respect to any Person, such Person's
Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

     "Reorganization" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event" means any of the events set forth in Section 4043(c) of
ERISA, other than events for which the 30 day notice period has been waived.

     "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice and (b) with respect to an
L/C Credit Extension, a Letter of Credit Application.

     "Required Lenders" means the Required Term A Loan Lenders, Required Term B
Loan Lender and the Required Revolving Lenders; provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting
Lender shall be excluded for purposes of making a determination of Required
Lenders.

     "Required Revolving Lenders" means, as of the date of determination,
Lenders having more than 50% of the Aggregate Revolving Commitments or, if the commitment of each Lender to make Revolving Loans and the obligation of the L/C
Issuer to make L/C Credit Extensions have been terminated pursuant to Section
8.02, Lenders holding in the aggregate more than 50% of the Revolving
Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for purposes of this definition).

     "Required Term A Loan Lenders" means, as of any date of determination,
Lenders having more that 50% of the Outstanding Amount of the Term A Loans.

     "Required Term B Loan Lenders" means, as of any date of determination,
Lenders having more than 50% of the Aggregate Term B Loan Commitments or, if the
Commitment of each Lender to make Term B Loans has terminated pursuant to
Section 2.01(c)(ii) or Section 8.02, Lenders holding more than 50% of the
Outstanding Amount of Term B Loans.

     "Requirement of Law" means as to any Person, the certificate of incorporation and by-laws or other organizational or Governing Documents of such
Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                                       21

     "Responsible Officer" means as to any Loan Party, the chief executive officer, any vice president and the president of such entity (or, if none, a direct or indirect parent company of such entity acting on behalf of such entity) or, with respect to financial matters, the chief financial officer or treasurer of such entity (or, if none, a direct or indirect parent company of such entity acting on behalf of such entity) or any individual performing the functions of the foregoing officers pursuant to any Management Agreement.

     "Revolving Commitment" means, as to each Lender, its obligation to (a) make
Revolving Loans to the Borrower pursuant to Section 2.01(a) and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such
Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "Revolving Facility Fee" has the meaning specified in Section 2.09(a).

     "Revolving Loan" has the meaning specified in Section 2.01(a).

     "Revolving Loan Availability Period" means the period from and including the Original Closing Date to the earliest of (a) the Revolving Loan Maturity
Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

     "Revolving Loan Maturity Date" means the date which is 364 days after the
Original Closing Date.

     "Revolving Outstandings" means the aggregate Outstanding Amount of all
Revolving Loans and L/C Obligations.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission, or any Governmental
Authority succeeding to any of its principal functions.

     "Section 3.01 Certificate" has the meaning specified in Section 3.01(f)(2).

     "Security Agreement" means the Security Agreement, dated as of the Original
Closing Date, executed and delivered by the Borrower, substantially in the form of Exhibit C, as the same may be amended, supplemented, restated or otherwise modified from time to time.

     "Security Documents" means the collective reference to the Account Control
Agreements, the Pledge Agreement, the Security Agreement, the Deed of Charge and
all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person in favor of the
Administrative Agent for the benefit of the Lenders, including the L/C Issuer, to secure any of the Obligations or to secure any guarantee of any such
Obligations. The Security Documents shall include, without limitation, the
"Security

                                       22

Documents" (as defined in the Original Credit Agreement), to the extent not expressly superseded by documents, instruments and/or agreements delivered in connection with this Agreement.

     "Single Employer Plan" means any Plan which is covered by Title IV of
ERISA, but which is not a Multiemployer Plan.

     "Site Management Agreements" means those certain leases, management agreements or similar agreements pursuant to which Pinnacle Towers or any of its
Subsidiaries is authorized to sublease or otherwise broker space on any Tower
Properties.

     "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into or made by Pinnacle Towers or any of its wholly owned Subsidiaries that are reasonably customary in transactions similar to Permitted Securitizations.

     "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency)
are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a
"Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Subsidiary Guarantee" means a Guarantee made by a Subsidiary of the
Borrower in favor of the Administrative Agent for the benefit of the Lenders, including the L/C Issuer, substantially in the form of Exhibit F-2, as the same may be amended, supplemented or otherwise modified from time to time.

     "Subsidiary Guarantors" means, collectively, Pinnacle Towers and each of its Subsidiaries until the consummation of the Permitted Securitization, and each other Subsidiary of the Borrower who is party to a Subsidiary Guarantee.

     "Synthetic Lease" means any lease entered into in connection with the lease or acquisition of fixed assets which is treated under GAAP as an operating lease but for tax purposes as a capital lease.

     "Taxes" has the meaning specified in Section 3.01(a).

     "Term A Loan Commitment" means, as to each Lender, its obligation to make a
Term A Loan to the Borrower pursuant to Section 2.01(c)(i) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "Term B Loan Availability Period" means the period from and including the
Closing Date to the earliest of (a) the Term Loan Maturity Date, (b) the date of termination of the

                                       23

commitment of each Lender to make Term B Loans pursuant to Section 2.01(c)(ii)
and (iii) the date of termination of the commitment of each Lender to make Term
B Loans pursuant to Section 8.02.

     "Term B Loan Commitment" means, as to each Lender, its obligation to make
Term B Loans to the Borrower pursuant to Section 2.01(c)(ii) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "Term A Loans" has the meaning specified in Section 2.01(c)(i).

     "Term B Loans" has the meaning specified in Section 2.01(c)(ii).

     "Term Loan Maturity Date" means the earliest to occur of (i) August 14,
2005, (ii) the date on which Global Signal receives a refund of its $50,000,000 deposit under the Carl Lewis Transaction Agreement and (iii) the consummation of the Carl Lewis Transaction.

     "Term Loans" means the Term A Loans and Term B Loans.

     "Threshold Amount" means with respect to Global Signal and its
Subsidiaries, $1,000,000.

     "Total Outstandings" means the aggregate Outstanding Amount of all Term
Loans and the Revolving Outstandings.

     "Tower Properties" means all fee interest, leasehold interest or easement interest in any real property that supports a Tower.

     "Towers" means (i) any wireless communications towers owned, leased or managed (or to be owned, leased or managed) by any Subsidiary of the Borrower, including any rooftop or other sites owned, leased or managed by such
Subsidiary, together with any real estate, fixtures and appurtenances that accompany the towers, rooftops or other sites, and (ii) any fee simple interest, ground lease, sub-ground lease, long-term easement, long-term sub-easement or right to use and occupy in or on any real property on which wireless communications towers are built.

     "Transferee" has the meaning specified in Section 10.07.

     "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

     "United Kingdom Subsidiaries" means, collectively, all direct or indirect
Subsidiaries of Global Signal organized under the laws of the United Kingdom, including, without limitation, Pinnacle Towers Limited.

     "United States" and "U.S." mean the United States of America.

                                       24

     "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).

     1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other
Loan Document:

          (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Governing Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns,
(iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan
Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules
shall be construed to refer to Articles and Sections of, and Exhibits and
Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to"
and "until" each mean "to but excluding;" and the word "through" means "to and including."

          (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     1.03 ACCOUNTING TERMS. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations)
required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited
Financial Statements, except as otherwise specifically prescribed herein.

          (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan
Document, and either the Borrower or the Required Lenders shall so request, the
Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the

                                       25

original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this
Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     1.04 ROUNDING. Any financial ratios required to be maintained by the
Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     1.05 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

     1.06 LETTER OF CREDIT AMOUNTS. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer
Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

     1.07 EFFECT OF AMENDMENT AND RESTATEMENT. On the Closing Date, the
indebtedness and other liabilities of the Borrower previously governed by the
Original Credit Agreement shall continue in full force and effect, but shall be governed by the terms and conditions set forth in this Agreement. Such liabilities, together with any and all additional liabilities incurred by the
Borrower hereunder or under any of the other Loan Documents, shall continue to be secured, by, among other things, the Collateral, whether now existing or hereafter acquired and wheresoever located, all as more specifically set forth in the Security Documents. Borrower hereby reaffirms its obligations, liabilities, grants of security interests, pledges and the validity of all covenants by the Borrower contained in any and all Security Documents. The execution and delivery of this Agreement shall not constitute a novation or repayment of the indebtedness outstanding under the Original Credit Agreement.
Borrower hereby acknowledges and agrees that on and after the Closing Date any and all references in any Loan Documents to the Original Credit Agreement shall be deemed to be amended to refer to this Agreement. Borrower hereby reaffirms its obligations, liabilities and indebtedness arising under each of the Loan
Documents existing on the date hereof (as amended or otherwise modified through and including the Closing Date), in each case after giving effect to the provisions of the preceding sentence.

                                   ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

     2.01 LOANS. Subject to the terms and conditions set forth herein, including, without limitation, the next succeeding paragraph, each Lender severally agrees as follows:

                                       26

          (a) REVOLVING LOANS. Each Lender will make revolving loans (each such loan, a "Revolving Loan") to the Borrower from time to time, on any Business Day during the Revolving Loan Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Commitment;
provided, however, that after giving effect to any such Borrowing, (i) the
Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and
(ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Applicable Revolving Percentage of the Outstanding Amount of all
L/C Obligations shall not exceed such Lender's Revolving Commitment. Within the limits of each Lender's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans under this Section
2.01(a), prepay Revolving Loans under Section 2.05, and reborrow Revolving Loans under this Section 2.01(a). Revolving Loans may be Base Rate Loans or Eurodollar
Rate Loans, as further provided herein.

          (b) MORGAN STANLEY PARTICIPATIONS. Notwithstanding the foregoing, prior to the occurrence of any Event of Default, Morgan Stanley (but no other
Lender, by assignment or otherwise) shall not be required to make any Revolving
Loans pursuant to this Section 2.01 or any Revolving Loans or L/C Advances pursuant to Sections 2.03(c)(ii) and (iii), and Bank of America, as a Lender,
hereby agrees to make such Revolving Loans and L/C Advances otherwise required to be made by Morgan Stanley, as a Lender (and its successors and assigns permitted pursuant to Section 10.06(a)), pursuant to the terms of this
Agreement, but shall be required, and hereby agrees, to purchase a participation interest (each a "Morgan Stanley Participation") in any such Revolving Loans or
L/C Advances made on its behalf by Bank of America, as Lender, each in an amount equal to Morgan Stanley's Applicable Revolving Percentage; provided, however, that in the event Bank of America, as a Lender or LC Issuer, makes a Credit
Extension after receipt by the Administrative Agent and Bank of America of written notice from Morgan Stanley prior to the proposed time for any such
Credit Extension of its reasonable determination that the conditions contained in Section 4.02 have not been met with respect to any such Credit Extension,
Morgan Stanley will not have been deemed to purchase a Morgan Stanley
Participation with respect to any such Credit Extension. Further, prior to the occurrence of any Event of Default, (i) Morgan Stanley shall not be deemed a
Defaulting Lender hereunder for not making such Revolving Loans or L/C Advances prior to the occurrence of an Event of Default and (ii) Morgan Stanley's
Commitment and the portion of the Revolving Outstandings held or deemed held by it via each Morgan Stanley Participation shall be included for the purposes of making a determination of Required Revolving Lenders. Upon the occurrence of any
Event of Default, Morgan Stanley shall immediately fund each Morgan Stanley
Participation in any outstanding Revolving Loans or L/C Advances in an amount equal to its Applicable Revolving Percentage of the Revolving Outstandings to
the Administrative Agent in immediately available funds at the Administrative
Agent's Office for the account of Bank of America, as Lender, and, automatically and without any further action, shall have all rights, responsibilities and obligations under this Agreement as a Lender, including, without limitation, its obligations to make Revolving Loans under this Section 2.01, and purchase risk participations in Letters of Credit and make Revolving Loans and L/C Advances as required under Sections 2.03. If Morgan Stanley fails to fund any Morgan Stanley
Participation in any outstanding Revolving Loans or L/C Advances, it shall be a
Defaulting Lender hereunder, and subject to the provisions of Section
2.12(b)(c)(iv), and Sections 2.03(c)(iv), (v) and (vi), respectively, and any other similar provisions under this Agreement.

                                       27

          (c) TERM LOANS.

               (i) Each Lender party to the Original Credit Agreement made a term A loan (the "Term A Loans") to the Borrower on the First Amendment
     Closing Date, in an aggregate amount not to exceed the amount of such
     Lender's Term A Loan Commitment. The Aggregate Term A Loan Commitments
     terminated concurrently with the making of the Term A Loans on the First
     Amendment Closing Date. Any portion of the Term A Loans which is repaid or prepaid by the Borrower may not be reborrowed. Term A Loans may be Base
     Rate Loans or Eurodollar Rate Loans, as further provided herein.

               (ii) Each Lender will make a term B loan (the "Term B Loans") to the Borrower from time to time, on any Business Day during the Term B Loan
     Availability Period, in an aggregate amount not to exceed the amount of such Lender's Term B Loan Commitment. Concurrently with the making of any
     Term B Loans to the Borrower on any Business Day, a portion of the
     Aggregate Term B Loan Commitments shall automatically terminate in an amount equal to the principal amount of Term B Loans made on any such
     Business Day. Any portion of the Term B Loans which is repaid or prepaid by the Borrower may not be reborrowed. Term B Loans may be Base Rate Loans or
     Eurodollar Rate Loans, as further provided herein.

     2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

     (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone.
Each such notice must be received by the Administrative Agent not later than
11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the
Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of
$500,000 or a whole multiple of $100,000 in excess thereof; provided, however that each Borrowing of Term B Loans shall be in a principal amount of $5,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in
Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $50,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify
(i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be
(which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Class and Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the
Interest Period then in effect with respect to the applicable Eurodollar Rate

                                       28

Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an
Interest Period, it will be deemed to have specified an Interest Period of one month.

     (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the
Borrower on the books of Bank of America with the amount of such funds or (ii)
wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable in form and substance to) the
Administrative Agent by the Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such
Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Term A Loan Lenders with respect to the Term A Loans, the Required Term B Loan Lenders with respect to the Term B Loans, or the
Required Revolving Loan Lenders with respect to the Revolving Loans.

     (d) The Administrative Agent shall promptly notify the Borrower and the
Lenders of the interest rate applicable to any Interest Period for Eurodollar
Rate Loans upon determination of such interest rate. At any time that Base Rate
Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

     (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans.

     2.03 LETTERS OF CREDIT.

     (a) The Letter of Credit Commitment.

          (i) Subject to the terms and conditions set forth herein, (A) the L/C
     Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Original Closing Date until the Letter of Credit Expiration
     Date, to issue Letters of Credit for the account of

                                       29

     the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2)
     to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any
     Letter of Credit, (x) the Revolving Outstandings shall not exceed the
     Aggregate Revolving Commitments and (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Applicable Revolving
     Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Revolving Commitment. As of the Closing Date, the
     Original Letters of Credit listed on Schedule 2.03 are outstanding under the Original Credit Agreement. The Borrower, Lenders and the L/C Issuer
     agree that on the Closing Date, the Original Letters of Credit shall be deemed to be Letters of Credit issued by the L/C Issuer under this
     Agreement. Each request by the Borrower for the issuance or amendment of a
     Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

          (ii) The L/C Issuer shall not issue any Letter of Credit, if:

               (A) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless all the Lenders have approved such expiry date; or

               (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless such Letter of Credit is Cash Collateralized as required pursuant to Section
          2.03(g).

          (iii) The L/C Issuer shall not be under any obligation to issue any
     Letter of Credit if:

               (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C
          Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of
          Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the
          L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                                       30

               (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

               (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $2,000;

               (D) such Letter of Credit is to be denominated in a currency other than Dollars;

               (E) a default of any Lender's obligations to fund under Section
          2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the L/C
          Issuer's risk with respect to such Lender.

          (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C
     Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

          (v) The L/C Issuer shall be under no obligation to amend any Letter of
     Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B)
     the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

          (vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A)
     provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of
     Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term
     "Administrative Agent" as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

     (b) Procedures for Issuance and Amendment of Letters of Credit.

          (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit
     Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C
     Issuer and the Administrative Agent not later than 11:00 a.m. at least two
     Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion)
     prior to the proposed issuance date or date of amendment, as the case may
     be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing

                                       31

     thereunder; (G) evidence that such requested Letter of Credit has been Cash
     Collateralized as required pursuant to Section 2.03(g); and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit
     Application shall specify in form and detail reasonably satisfactory to the
     L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require, including, if necessary, evidence of additional amounts deposited to fully Cash Collateralize the Letter of Credit as required pursuant to Section 2.03(g). Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the
     Administrative Agent may reasonably require.

          (ii) Promptly after receipt of any Letter of Credit Application, the
     L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the
     Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C
     Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C
     Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Revolving Percentage times the amount of such Letter of Credit.

          (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the
     Borrower and the Administrative Agent a true and complete copy of such
     Letter of Credit or amendment.

     (c) Drawings and Reimbursements; Funding of Participations.

          (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than
     11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of
     Credit (each such date, an "Honor Date"), the Borrower shall reimburse the
     L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C
     Issuer by such time, the Administrative Agent shall promptly notify each
     Lender of the Honor Date, the amount of the unreimbursed drawing (the
     "Unreimbursed Amount"), and the amount of such Lender's Applicable
     Revolving Percentage thereof. In such event, the Borrower shall

                                       32

     be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan
     Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (ii) Subject to Section 2.01(b), each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative
     Agent for the account of the L/C Issuer at the Administrative Agent's
     Office in an amount equal to its Applicable Revolving Percentage of the
     Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

          (iii) Subject to Section 2.01(b), with respect to any Unreimbursed
     Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the
     L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default
     Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

          (iv) Subject to Section 2.01(b), until each Lender funds its Loan or
     L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Revolving Percentage of such amount shall be solely for the account of the L/C Issuer.

          (v) Subject to Section 2.01(b), each Lender's obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A)
     any setoff, counterclaim, recoupment, defense or other right which such
     Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan
     Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for

                                       33

     the amount of any payment made by the L/C Issuer under any Letter of
     Credit, together with interest as provided herein.

          (vi) Subject to Section 2.01(b), if any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C
     Issuer shall be entitled to recover from such Lender (acting through the
     Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the
     L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Lender
     (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

     (d) Repayment of Participations.

          (i) At any time after the L/C Issuer has made a payment under any
     Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the
     Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash
     Collateral applied thereto by the Administrative Agent), the Administrative
     Agent will distribute to such Lender its Applicable Revolving Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative
     Agent.

          (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05
     (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

     (e) Obligations Absolute. The obligation of the Borrower to reimburse the
L/C Issuer for each drawing under each Letter of Credit and to repay each L/C
Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

          (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

                                       34

          (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any
     Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this
     Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such
     Letter of Credit;

          (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

          (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the
     Borrower or any Subsidiary.

     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the
Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

     (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any
Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Revolving Lenders, as
applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or
Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of
Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related
Parties nor any correspondent, participant

                                       35

or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the
Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of
Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g) Cash Collateral. The Borrower shall Cash Collateralize each requested
Letter of Credit with an expiry date that would occur after the Letter of Credit
Expiration Date (or requested increases in the face amount of any such outstanding Letter of Credit) prior to or simultaneously with the submission of any Letter of Credit Application delivered to the L/C Issuer pursuant to Section
2.03(b) in an amount equal to 104% of the face amount of such requested Letter of Credit or outstanding Letter of Credit, as the case may be. Further, upon the request of the Administrative Agent, as to any L/C Obligation not Cash
Collateralized pursuant to the previous sentence, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) if, as of the Letter of Credit
Expiration Date, any such L/C Obligation for any reason remains outstanding, or
(iii) if, as of the fifteenth day prior to the current Revolving Maturity Date, the Borrower has not received, to the satisfaction of the Administrative Agent, firm commitments from the Lenders to extend such Revolving Maturity Date for at least another 364 days, and firm commitments from the Lenders and any financial institutions not party to this Agreement on such date, but who have committed to become Lenders under this Agreement when extended by an additional 364 days, in an amount not less than the Outstanding Amount of all L/C Obligations, the
Borrower shall, in each case, immediately Cash Collateralize any such
Outstanding Amount of all L/C Obligations that has not been previously Cash
Collateralized. Sections 2.05(b) and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section
2.03, Section 2.05(b) and Section 8.02(c), "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the
L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

     (h) Applicability of ISP. Unless otherwise expressly agreed by the L/C
Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit.

                                       36

     (i) Letter of Credit Fees. The Borrower shall pay to the Administrative
Agent for the account of each Lender in accordance with its Applicable Revolving
Percentage a Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of
Credit shall be determined in accordance with Section 1.06. Letter of Credit
Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate. Notwithstanding the foregoing, the Administrative Agent shall disperse the Letter of Credit Fee among the applicable Lenders in accordance with the Lender Fee Letter.

     (j) Fronting Fee and Documentary and Processing Charges Payable to L/C
Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum equal to 0.125%, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, and due and payable on the first
Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of
Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C
Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

     (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

     (l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a
Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of
Letters of Credit for the account of Subsidiaries inures to the benefit of the
Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

     2.04 [INTENTIONALLY OMITTED.]

     2.05 PREPAYMENTS.

     (a) Optional Prepayments. The Borrower may, upon notice to the
Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three
Business Days prior to any date of prepayment of Eurodollar

                                       37

Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of
Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $50,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The
Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.04. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

     (b) Mandatory Prepayments.

          (i) If for any reason the Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or Cash Collateralize the L/C
     Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C
     Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving Loans the Revolving Outstandings exceed the
     Aggregate Revolving Commitments then in effect.

          (ii) If on any date the Borrower or any of its Subsidiaries (except its Excluded Subsidiaries, and Pinnacle Towers and its Subsidiaries prior to the date of the Permitted Securitization) shall receive Net Cash
     Proceeds from (A) any incurrence of Indebtedness by the Borrower or any such Subsidiaries, other than Indebtedness permitted pursuant to Section
     7.01, (B) any Asset Sale, the Net Cash Proceeds of which, when taken together with the Net Cash Proceeds of all other Asset Sales consummated from the Closing Date, exceed $1,000,000 or (C) any Extraordinary Receipts, the Net Cash Proceeds of which exceed $50,000 from any individual or series of events, then 100% of such Net Cash Proceeds (1) shall be applied on the third Business Day following receipt of such Net Cash Proceeds toward the prepayment of the Loans, or (2) if no there are Loans outstanding, shall be used to Cash Collateralize the Letters of Credit.

          (iii) If on any date the Borrower or any of its Subsidiaries (except its Excluded Subsidiaries, and Pinnacle Towers and its Subsidiaries prior to the date of the Permitted Securitization) shall receive Net Cash
     Proceeds from any Recovery Event, 100% of such Net Cash Proceeds shall be applied on the third Business Day following receipt of such Net Cash
     Proceeds toward the prepayment of the Loans, or, if there are no Loans outstanding, to Cash Collateralize the Letters of Credit; provided that such prepayment shall not be required if all of the following requirements are satisfied: (i) the aggregate amount of all such Net Cash Proceeds is not greater than $5,000,000, (ii) such Net Cash Proceeds are (A) reinvested in other like assets within 180 days of the Recovery Event that gave rise to such Net Cash Proceeds or (B) committed to be reinvested in other like assets within 180 days of such Recovery Event and reinvested in such assets within 270 days of

                                       38

     such Recovery Event, (iii) such Net Cash Proceeds are held in a segregated deposit account that is subject to a perfected first priority security interest in favor of Administrative Agent for the benefit of the Agents and the Lenders, and (iv) the reinvestment or commitment to reinvest such Net
     Cash Proceeds pursuant to clause (ii) above is pre-approved in writing by the Required Lenders in their reasonable discretion.

     2.06 TERMINATION OR REDUCTION OF REVOLVING COMMITMENTS. On the earlier to occur of (i) the date that is six months from the Original Closing Date and (ii)
the date of any issuance of the Capital Stock of Global Signal (other than as a result of the exercise of any options or warrants outstanding on the date hereof or any issuance of Capital Stock in connection with the consummation of the Carl
Lewis Transaction), the aggregate Net Cash Proceeds of which exceed $5,000,0000, the Borrower shall permanently reduce the Aggregate Revolving Commitments, after giving effect thereto and to any concurrent prepayments hereunder, to an amount not to exceed $15,000,000. Further, the Borrower may, upon notice to the
Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (i) any such notice shall be irrevocable and shall be received by the
Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce the Aggregate
Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Revolving Outstandings would exceed the Aggregate
Revolving Commitments. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving
Commitments. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Applicable
Revolving Percentage. All fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

     2.07 REPAYMENT OF LOANS. Subject to Section 8.02, The Borrower shall repay to the Lenders (i) on the Term Loan Maturity Date the aggregate principal amount of the Term Loans outstanding on such date, together with all accrued and unpaid interest thereon and (ii) on the Revolving Loan Maturity Date the aggregate principal amount of Loans outstanding on such date, together with any other unpaid Obligations.

     2.08 INTEREST.

     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar
Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such
Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable
Rate. Notwithstanding the foregoing, the Administrative Agent shall distribute the amounts paid in respect of the Revolving Loans pursuant to this Section
2.08(a) among the Lenders in accordance with the Lender Fee Letter.

                                       39

     (b) (i) If any amount of principal of any Loan is not paid when due
(without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (ii) If any amount (other than principal of any Loan) payable by the
     Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (iii) Upon the request of the Required Lenders, while any Event of
     Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each
Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     2.09 FEES. In addition to certain fees described in subsections (i) and (j)
of Section 2.03:

     (a) Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Revolving
Percentage, a facility fee with respect to the Aggregate Revolving Commitments
(the "Revolving Facility Fee") equal to the Applicable Rate times the sum of the actual daily amount of the Aggregate Revolving Commitments (or, if the Aggregate
Revolving Commitments have terminated, on the sum of the Outstanding Amount of all Revolving Loans), regardless of usage. The Revolving Facility Fee shall accrue at all times during the Revolving Loan Availability Period (and thereafter so long as any Revolving Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Original Closing Date, and on the
Maturity Date (and, if applicable, thereafter on demand). The Revolving Facility
Fee shall be calculated quarterly in arrears. Notwithstanding the foregoing, the
Administrative Agent shall disburse the Revolving Facility Fee among the Lenders in accordance with the Lender Fee Letter.

                                       40

     (b) Other Fees. (i) The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times specified in the Fee
Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

          (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     2.10 COMPUTATION OF INTEREST AND FEES. All computations of interest for
Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the
Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

     2.11 EVIDENCE OF DEBT.

     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative
Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the
Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any
Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender
(through the Administrative Agent) a Note, which shall evidence such Lender's
Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), Class, amount and maturity of its Loans and payments with respect thereto.

     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such
Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

                                       41

     2.12 PAYMENTS GENERALLY; ADMINISTRATIVE AGENT'S CLAWBACK.

     (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.
Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's
Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such
Lender's Lending Office. All payments received by the Administrative Agent after
2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. Notwithstanding the foregoing, the Administrative Agent shall disperse the any payments hereunder among the Lenders in accordance with the Lender Fee Letter.

     (b) (i) Funding by Lenders; Presumption by Administrative Agent. Subject to
Section 2.01(b), unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such
Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable
Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the
Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the
Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the
Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative
Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

          (ii) Payments by Borrower; Presumptions by Administrative Agent.
     Unless the Administrative Agent shall have received notice from the
     Borrower prior to the date on which any payment is due to the
     Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative
     Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the

                                       42

     Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the
     Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the
     Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

     (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative
Agent shall promptly return such funds (in like funds as received from such
Lender) to such Lender, without interest.

     (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no
Lender shall be responsible for the failure of any other Lender to so make its
Loan, to purchase its participation or to make its payment under Section
10.04(c).

     (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     2.13 SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it, resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the
Administrative Agent of such fact, and (b) purchase (for cash at face value)
participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

                                       43

          (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

          (ii) the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a
     Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.13 shall apply).

     Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such
Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01 TAXES.

     (a) Any and all payments by the Borrower under or in respect of this
Agreement or any other Loan Documents to which the Borrower is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental
Authority (collectively, "Taxes"), unless required by law. If the Borrower shall be required under any applicable Requirement of Law to deduct or withhold any
Taxes from or in respect of any sum payable under or in respect of this
Agreement or any of the other Loan Documents to any Lender, (i) Borrower shall make all such deductions and withholdings in respect of Taxes, (ii) Borrower shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with the applicable Requirement of Law, and (iii) the sum payable by Borrower shall be increased as may be necessary so that after Borrower has made all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01) such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement and except as otherwise provided in Section 3.01(f) and Section 3.01(g), the term
"Non-Excluded Taxes" are Taxes other than, in the case of each Lender, Taxes that are imposed on or measured by its overall net income (including franchise taxes imposed in lieu thereof and branch profit taxes, and including penalties, interest and additions to Tax with respect thereto), by the jurisdiction under the laws of which such Lender is organized or of its Applicable Lending Office, or any political subdivision thereof, unless Taxes are imposed as a result of a connection that arises solely from such Lender having executed, delivered or performed its obligations or

                                       44

received payments under, or enforced, this Agreement or any of the other Loan
Documents (in which case such Taxes will be treated as Non-Excluded Taxes).

     (b) In addition, Borrower hereby agrees to pay any present or future stamp, recording, documentary, excise, property or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Loan Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other
Loan Document (collectively, "Other Taxes").

     (c) Borrower hereby agrees to indemnify each Lender for, and to hold each of them harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed on or paid by such Lender, and any liability (including penalties, additions to tax, interest and expenses)
arising therefrom or with respect thereto, in each case, imposed by any jurisdiction on amounts payable under this Section 3.01. The indemnity by
Borrower provided for in this Section 3.01(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by Borrower under the indemnity set forth in this Section 3.01(c) shall be paid within ten
(10) days from the date on which the applicable Lender, as the case may be, makes written demand therefor, and provides to Borrower any notice or assessment made for such Non-Excluded Taxes or Other Taxes received by such Lender from a
Governmental Authority or tax authority.

     (d) Any Lender that receives additional payments from the Borrower pursuant to Sections 3.01(a), (b) or (c) shall take all reasonable actions (consistent with its internal policy and legal and regulatory restrictions) requested by
Borrower to assist Borrower, as the case may be, at the sole expense of
Borrower, to recover from the relevant taxation authority or other Governmental
Authority any Taxes in respect of which amounts were paid by Borrower pursuant to Sections 3.01(a), (b) or (c). However, such Lender will not be required to take any action that would be, in the sole judgment of such Lender, legally inadvisable, or commercially or otherwise disadvantageous to such Lender in any respect, and in no event shall such Lender be required to disclose any tax returns or any other information that, in the sole judgment of such Lender is confidential.

     (e) Within 30 days after the date of any payment of Taxes pursuant to
Section 3.01, Borrower (or any Person making such payment on behalf of Borrower)
shall furnish to the applicable Lender a certified copy of the original official receipt evidencing payment thereof. In the case of any payment under or in respect of this Agreement or any of the other Loan Documents by or on behalf of
Borrower through an account or branch outside the United States, or on behalf of
Borrower by a payor that is not a United States person, if Borrower determines that no Taxes are payable in respect thereof, Borrower shall furnish, or shall cause such payor to furnish, to the applicable Lender an opinion of counsel reasonably acceptable to the applicable Lender stating that such payment is exempt from Taxes. For purposes of this Section 3.01(e) and subsection (f) of this Section 3.01, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

     (f) On or before the first payment date hereunder to which each Lender
(including any participant, assignee or successor) is entitled, and from time to time thereafter if requested in

                                       45

writing by Borrower (but only so long as such Lender remains lawfully able to do
so), any Lender that either (i) is not incorporated under the laws of the United
States, any State thereof, or the District of Columbia or (ii) whose name does not include "Incorporated," "Inc.," "Corporation," "Corp.," "P.C.," "insurance company," or "assurance company" (a "Non-Exempt Lender"), shall deliver or cause to be delivered to Borrower the following properly completed and duly executed documents:

          (i) a complete and executed (x) U.S. Internal Revenue Form W-8BEN with
     Part II completed in which a Lender claims the benefits of a tax treaty with the United States providing for a reduced or zero rate of withholding
     (or any successor forms thereto), including all appropriate attachments or
     (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor form thereto); or

          (ii) in the case of an individual, (x) a complete and executed U.S.
     Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit G (a "Section 3.01
     Certificate") or (y) a complete and executed Internal Revenue Service Form
     W-9 (or any successor form thereto); or

          (iii) in the case of a Non-Exempt Lender that is organized under the laws of the United States, any State thereof, or the District of Columbia,
     (x) a complete and executed Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments or (y) if such Non-Exempt Lender is disregarded for federal income tax purposes, the documents that would be required by clause (1), (2), (3), (4) or (5) with respect to its beneficial owner if such beneficial owner were Lender; or

          (iv) in the case of a Non-Exempt Lender that (i) is not organized under the laws of the United States, any State thereof, or the District of
     Columbia, and (ii) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN claiming a zero rate of withholding (or any successor forms thereto) and a
     Section 3.01 Certificate; or

          (v) in the case of a Non-Exempt Lender that (A) is treated as a partnership or other non-corporate entity, or is disregarded for U.S.
     federal income tax purposes, and (B) is not organized under the laws of the
     United States, any State thereof, or the District of Columbia, a (x) a complete and executed Internal Revenue Service Form W-8IMY (including all required documents and attachments) (or any successor form thereto), and
     (y)(i) a Section 3.01 Certificate, and (ii) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, "beneficial owners"), the documents that would be required by clause (1), (2), (3), (4) or this clause (5) with respect to each such beneficial owner if such beneficial owner were a Lender;
     provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Lender is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (5) are otherwise determined to be unnecessary, all such determinations under this clause (5)
     to be made in the sole discretion of Borrower.

                                       46

     If the forms referred to above in this Section 3.01(f) that are provided by a Lender at the time such Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than "Non-Excluded
Taxes" ("Excluded Taxes") and shall not qualify as Non-Excluded Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered
Excluded Taxes solely for the periods governed by such form. If, however, on the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, Lender assignor was entitled to indemnification or increased amounts under this Section 3.01, then the Lender assignee shall be entitled to indemnification or increased amounts to the extent
(and only to the extent) that the Lender assignor was entitled to such indemnification or increased amounts for Non-Excluded Taxes, and the Lender assignee shall be entitled to additional indemnification or increased amounts for any other or additional Non-Excluded Taxes. Any additional Taxes in respect of a Lender that result solely and directly from a change in the Applicable
Lending Office of such Lender shall be treated as Excluded Taxes (and shall not qualify as Non-Excluded Taxes) (A) except for any additional Non-Excluded Taxes imposed as a result of a change in the applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date of such change or (B) unless such change is made at the request of the Borrower for such Lender to change its Applicable Lending Office.

     (g) For any period with respect to which any Lender has failed to provide
Borrower with the appropriate form, certificate or other document described in subsection (f) of this Section 3.01 (other than (i) if such failure is due to a change in any applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided, (ii) if such form, certificate or other document otherwise is not required under subsection (f) of this Section 3.01 or (iii) if it is legally inadvisable or otherwise commercially disadvantageous for such Lender to deliver such form, certificate or other document), such Lender shall not be entitled to indemnification or additional amounts under subsection (a) or (c) of this Section 3.01 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure;
provided, however, that should a Lender become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender in recovering such Non-Excluded Taxes.

     (h) The agreements in this Section 3.01 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     (i) For the purposes of this Section 3.01, references to the Lenders shall be deemed to refer to the Lenders and/or the L/C Issuer, as applicable.

     3.02 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain
Eurodollar Rate Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Rate Loans and continue Eurodollar Rate
Loans as such shall forthwith be cancelled, and (b) such Lender's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans.

                                       47

     3.03 INABILITY TO DETERMINE RATES. If on any day:

     (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate; or

     (b) the Administrative Agent shall have received notice from the Required
Lenders that the Eurodollar Rate determined or to be determined on such day will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their Eurodollar Rate Loans,

then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower as soon as practicable thereafter. If such notice is given (x)
any Eurodollar Rate Loans under this Agreement requested to be made on such day shall be made as Base Rate Loans, (y) any Base Rate Loans that were to have been converted on such day to Eurodollar Rate Loans shall be continued as Base Rate
Loans, and (z) any outstanding Eurodollar Rate Loans shall be converted on such day to Base Rate Loans. Until such notice has been withdrawn by the
Administrative Agent, no further Eurodollar Rate Loans under this Agreement shall be made or continued as such. The Administrative Agent shall withdraw any such notice pursuant to clause (a) above if the Administrative Agent determines that the relevant circumstances have ceased to exist.

     3.04 REQUIREMENTS OF LAW.

     (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to (A) the date that such
Lender became a party to this Agreement, (B) with respect to a transfer or assignment made pursuant to Section 10.06(b) or (d) hereof, the effective date of such transfer or assignment, except to the extent that such Transferee's predecessor was entitled to such amounts or (C) with respect to the designation of a new lending office, the effective date of such designation:

          (i) does or shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes resulting from such Lender's failure to comply with the provisions of Section 3.01 hereof and changes in the rate or manner of determination of tax on the overall net income of such Lender together with, in each case, any interest, penalties or additions to such taxes);

          (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate; or

          (iii) does or shall impose on such Lender any other condition;

                                       48

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, continuing or maintaining Eurodollar Rate Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly, after receiving notice as specified in Section 3.04(c), pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

     (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such
Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy)
by an amount deemed by such Lender to be material, then from time to time, the
Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

     (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.04, it shall promptly notify the Borrower (with a copy to the
Administrative Agent) of the event by reason of which it has become so entitled.
A certificate as to any additional amounts payable pursuant to this Section 3.04 submitted by such Lender to the Borrower (with a copy to the Administrative
Agent) shall be conclusive in the absence of manifest error. The agreements in this Section 3.04 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     (d) Any Lender, if claiming any additional amounts payable pursuant to
Section 3.01 or this Section 3.04, shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as, in its sole determination, such efforts would not be disadvantageous to it) to file any certificate or document reasonably requested in writing by the Borrower if the making of such a filing would avoid the need for or reduce the amount of any such additional amounts.

     (e) For the purposes of this Section 3.04, references to the Lenders shall be deemed to refer to the Lenders and/or the L/C Issuer, as applicable.

     3.05 SURVIVAL. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

     4.01 CONDITIONS OF INITIAL TERM B LOAN CREDIT EXTENSION. The obligation of each Lender to make its initial Term B Loan hereunder is subject to satisfaction of the following conditions precedent:

                                       49

     (a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the
Lenders:

          (i) executed counterparts of this Agreement, the Parent Guarantee
     Second Amendment and the Reaffirmations, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

          (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

          (iii) such certificates of resolutions or other action, incumbency certificates Agent may require evidencing the identity, authority and capacity of each Responsible Officer and/or other certificates of
     Responsible Officers of each Loan Party as the Administrative Officer thereof authorized to act as a Responsible Officer in connection with this
     Agreement and the other Loan Documents to which such Loan Party is a party;

          (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and the Guarantors is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material
     Adverse Effect;

          (v) favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, New
     York counsel to the Loan Parties addressed to the Administrative Agent and each Lender as to such matters concerning the Loan Parties and the Loan
     Documents as the Required Lenders may reasonably request;

          (vi) a certificate of a Responsible Officer of the Borrower as to the
     matters set forth in Section 5.04;

          (vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b)
     have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a
     Material Adverse Effect;

          (viii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer or the Required
     Lenders reasonably may require.

     (b) Any fees required to be paid on or before the Closing Date shall have been paid.

     (c) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date (provided that such invoice shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

                                       50

     Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section
4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

     4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate
Loans) is subject to the following conditions precedent:

     (a) The representations and warranties of the Borrower and each other Loan
Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

     (b) No Default shall exist, or would result from such proposed Credit
Extension or from the application of the proceeds thereof.

     (c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

     Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate
Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Administrative Agent and the
Lenders that:

     5.01 FINANCIAL CONDITION. The unaudited consolidated balance sheet of
Global Signal and its consolidated Subsidiaries as at the end of each calendar month from and after December 31, 2004 until the date hereof, and the related consolidated statements of income and of cash flows for the calendar month ended on such dates, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the calendar month then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (except for, in the case of any unaudited financial statements, the absence of footnotes and quarterly and year-end adjustments) applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the

                                       51

most recent balance sheet referred to above, any material Guarantee Obligation,
Contingent Liability (other than earnouts pursuant to an Acquisition) or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any Hedge Agreement (other than those
Hedge Agreements with the Administrative Agent with trades dates of January 11,
2005, February 2, 2005 and March 21, 2005) or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto, subject to normal year-end adjustments. During the period from December 31, 2004 to and including the date hereof there has been no sale, transfer or other disposition by Global Signal, the Borrower or any of their respective consolidated
Subsidiaries of any material part of its business or property (other than as permitted hereunder) and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person), other than
Acquisitions, material in relation to the consolidating financial condition of
Global Signal and its consolidated Subsidiaries at December 31, 2004.

     5.02 NO CHANGE. Since December 31, 2004, there has been no development or event which has had or is reasonably expected to have a Material Adverse Effect.

     5.03 EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its
Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a limited liability company or corporation, as applicable, and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, and (d) is in compliance with all
Requirements of Law, except to the extent that the failure to comply with any of the foregoing is not, in the aggregate, reasonably expected to have a Material
Adverse Effect.

     5.04 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower has the
limited partnership power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary limited partnership company action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. With respect to each other Loan Party, such Loan Party has the limited liability company or corporate (as applicable) power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary limited liability company or corporate action (as applicable) to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental
Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party. This
Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the
Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general

                                       52

equitable principles (whether considered in a proceeding in equity or at law)
and an implied covenant of good faith and fair dealing.

     5.05 NO LEGAL BAR. The execution, delivery and performance of the Loan
Documents to which each of the Borrower and its Subsidiaries is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any
Requirement of Law or Contractual Obligation of the Borrower or of any of its
Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than Liens created by the Security Documents in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders).

     5.06 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its
Subsidiaries or against any of its or their respective properties or revenues
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which is reasonably expected to have a
Material Adverse Effect.

     5.07 NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in
default under or with respect to any of its Contractual Obligations in any respect which is reasonably expected to have a Material Adverse Effect. No
Default or Event of Default has occurred and is continuing.

     5.08 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property (other than Towers subject to Site Management
Agreements) necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the
Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.02.

     5.09 INTELLECTUAL PROPERTY. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those of which the failure to so own or license are not reasonably expected to have a Material Adverse Effect (the "Intellectual
Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, which, if successful, would reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual
Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, are not reasonably expected to have a Material Adverse Effect.

     5.10 NO BURDENSOME RESTRICTIONS. No Requirement of Law or Contractual
Obligation of the Borrower or any of its Subsidiaries has had or is reasonably expected to have a Material Adverse Effect.

                                       53

     5.11 TAXES.

     (a) Each of the Borrower and its Subsidiaries has timely filed all tax returns that are required to be filed by them and have timely paid all taxes, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

     (b) There are no Liens for Taxes, except for statutory Liens for Taxes not yet due and payable and except as permitted by Section 7.02(a); provided that, with respect to previously purchased Owned Property, to the knowledge of the
Borrower, there are no Liens for Taxes, except for statutory Liens for Taxes not yet due and payable and except as permitted by Section 7.02(a).

     5.12 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the
Federal Reserve System as now and from time to time hereafter in effect, or for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of such Board of Governors

     5.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of
ERISA) has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Plan (other than a Multiemployer Plan or a multiemployer welfare plan maintained pursuant to a collective bargaining agreement) has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the
PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the
Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and, to the knowledge of the Borrower, the Borrower would not become subject to any material liability under ERISA if
Global Signal, the Borrower or any Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the knowledge of the Borrower, no such Multiemployer Plan is in Reorganization or
Insolvent. Except to the extent that any such excess could not have a Material
Adverse Effect, the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly
Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in
Section 3(1) of ERISA) other than such liability disclosed in the financial statements of Global Signal or the Borrower does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.

     5.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. The Borrower is not an
"investment company" within the meaning of the Investment Company Act of 1940
(as

                                       54

amended, the "Investment Company Act"), is not "controlled" by an "investment company" within the meaning of the Investment Company Act that is not registered thereunder, and is not required to register under the Investment Company Act.
The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal
Reserve System) which limits its ability to incur Indebtedness.

     5.15 SUBSIDIARIES. Schedule 5.15 sets forth the name of each direct or indirect Subsidiary of the Borrower, its form of organization, its jurisdiction of organization, the total number of issued and outstanding shares or other interests of Capital Stock thereof, the classes and number of issued and outstanding shares or other interests of Capital Stock of each such class, the name of each holder of Capital Stock thereof and the number of shares or other interests of such Capital Stock held by each such holder and the percentage of all outstanding shares or other interests of such class of Capital Stock held by such holders.

     5.16 SECURITY DOCUMENTS. The provisions of each Security Document are effective to create in favor of the Administrative Agent for the benefit of the
Administrative Agent and the Lenders a legal, valid and enforceable security interest in all right, title and interest of the Loan Party thereto in the
"Collateral" described therein.

     (a) When proper Uniform Commercial Code financing statements or amendments to Uniform Commercial Code financing statements previously filed in connection with this Agreement have been filed in the offices in the jurisdictions listed in Schedule 5.16, the security interest created by the Security Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Borrower in the "Collateral" described therein, which can be perfected by such filing.

     (b) (i) When certificates representing the Pledged Stock (as defined in the
Pledge Agreement) are delivered to the Administrative Agent, together with stock powers endorsed in blank by a duly authorized officer of the pledgors thereof, the security interest created by the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors parties thereto in the "Collateral" described therein.

          (ii) The Borrower does not own any property, or have any interest in any property, that is not subject to a fully perfected first priority Lien on, or security interest in, such property in favor of the Administrative
     Agent (for the benefit of the Administrative Agent and the Lenders), subject only to Liens permitted under Section 7.02 other than its ownership interests in the Excluded Subsidiaries, and, prior to the Permitted
     Securitization, Pinnacle Towers and its Subsidiaries.

     5.17 TRUE AND COMPLETE DISCLOSURE. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the
Loan Parties to the Administrative Agent or the Lenders in connection with the negotiation, preparation or delivery of this Agreement and the other Loan
Documents, or included herein or delivered pursuant hereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Loan Parties to the Administrative Agent or the

                                       55

Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified, it being understood that there is no assurance that any projections will be obtained. There is no fact known to a Responsible Officer of the Borrower, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Administrative Agent or the Lenders for use in connection with the transactions contemplated hereby or thereby.

     5.18 LABOR RELATIONS. Neither the Borrower nor any of its Subsidiaries is
engaged in any unfair labor practice which is reasonably expected to have a
Material Adverse Effect. There is (a) no unfair labor practice complaint pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries before the National Labor Relations Board which is reasonably expected to have a Material Adverse Effect and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or threatened; (b) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of the Borrower, threatened against the
Borrower or any of its Subsidiaries; and (c) no union representation question existing with respect to the employees of the Borrower or any of its
Subsidiaries and no union organizing activities are taking place with respect to any thereof.

     5.19 INSURANCE. The Borrower and each of its Subsidiaries have, with respect to their respective properties and businesses, insurance covering the risks, in the amounts, with the deductible or other retention amounts, and with the carriers, listed on Schedule 5.19. No Person, including the Borrower, has done, by act or omission, anything which would impair the coverage of such policies.

     5.20 PURPOSE OF LOANS. (a) The proceeds of the Revolving Loans shall be used by the Borrower for general corporate purposes, (b) the proceeds of the
Term A Loans shall be used in connection with posting the deposit under the Carl
Lewis Transaction Agreement and to pay transaction costs and any fees or other charges arising in connection therewith and (c) the proceeds of the Term B Loans shall be used to pay pre-closing transaction costs and any fees or other charges arising in connection with the Carl Lewis Transaction and the incurrence of any
Carl Lewis Indebtedness, including the reimbursement of costs and expenses paid to date by Global Signal, in each case, not in contravention of any Law or any
Loan Document.

     5.21 ENVIRONMENTAL MATTERS. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties and the Environmental Laws related to such respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.21, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a
Material Adverse Effect.

     5.22 FOREIGN PERSON. The Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

                                       56

     5.23 NO SYNTHETIC LEASES. Neither the Borrower nor any of its Subsidiaries
is a party to any Synthetic Lease.

     5.24 LIMITED PARTNER. The Borrower is a limited partnership organized under the laws of Delaware and is disregarded as an entity separate from its owner for
U.S. federal income tax purposes.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of
Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.02 and 6.03) cause each Subsidiary
(other than the Excluded Subsidiaries, except as required herein) to:

     6.01 [INTENTIONALLY OMITTED.]

     6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent
and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders, promptly, such financial and other information as any
Lender may from time to time reasonably request in addition to the financial and other information delivered to the Administrative Agent by Global Signal pursuant to Section 12(a) of the Parent Guarantee.

     The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower
Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be
"public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a
"Public Lender"). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word
"PUBLIC" shall appear prominently on the first page thereof; (x) by marking
Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the
Administrative Agent, the L/C Issuer and the Lenders to treat such Borrower
Materials as either publicly available information or not material information
(although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws;
(y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the
Administrative Agent shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the
Platform not designated "Public Investor."

     6.03 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good

                                       57

faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its
Subsidiaries, as the case may be.

     6.04 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 7.04; comply with all Contractual Obligations and
Requirements of Law except to the extent that failure to comply therewith is not, in the aggregate, reasonably expected to have a Material Adverse Effect.

     6.05 MAINTENANCE OF PROPERTY. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse
Effect and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

     6.06 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days'
prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

     6.07 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent or Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records during business hours, upon advance notice and as often as may reasonably be desired, at the Administrative Agent's or Lender's expense (unless a Default shall have occurred and be continuing, in which case, at the
Borrower's expense) and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

     6.08 NOTICES. Promptly, upon any officer thereof obtaining knowledge of any of the following, notify the Administrative Agent and each Lender of:

     (a) the occurrence of any Default or Event of Default;

     (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries (including the Excluded Subsidiaries) or
(ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries (including the Excluded Subsidiaries)
and any Governmental Authority, which in

                                       58

either case, if not cured or if adversely determined, as the case may be, is reasonably expected to have a Material Adverse Effect;

     (c) any litigation or proceeding affecting the Borrower or any of its
Subsidiaries (including the Excluded Subsidiaries) in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought that, if enforced, would be of similar impact;

     (d) the acquisition by the Borrower of any property or interest in property
(including, without limitation, real property) with a value greater than
$100,000 that is not subject to a perfected Lien in favor of the Administrative
Agent pursuant to the Security Documents;

     (e) the occurrence of any transaction or occurrence referred to in Sections
2.05(b) triggering a mandatory prepayment;

     (f) the following events, as soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any
Plan, a failure to make any required contribution to a Plan, the creation of any
Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination,
Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;
and

     (g) any development or event which has had or is reasonably expected to have a Material Adverse Effect.

     Each notice pursuant to this Section 6.08 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section
6.08(a) shall describe with particularity any and all provisions of this
Agreement and any other Loan Document that have been breached.

     6.09 ENVIRONMENTAL LAWS. Comply with, and shall use its commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except, in each case described above, to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

     6.10 COMPLIANCE WITH LAWS. Comply in all material respects with the
Requirements of Law and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such
Requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse
Effect.

                                       59

     6.11 ADDITIONAL GUARANTORS; GUARANTORS.

     (a) In the event that the Borrower acquires any property or interest in property (including, without limitation, real property), other than the ownership interests in the Excluded Subsidiaries, Pinnacle Towers or any of its
Subsidiaries if prior to the consummation of the Permitted Securitization, that is not subject to a perfected Lien in favor of the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) pursuant to the Security
Documents, the Borrower shall take such action as the Administrative Agent shall reasonably request in order to create and/or perfect a Lien in favor of the
Administrative Agent for the benefit of the Administrative Agent and the Lenders on such property.

     (b) In the event that the Borrower or any Subsidiary (other than an
Excluded Subsidiary, Pinnacle Towers or any of its Subsidiaries, or any foreign
Subsidiary) is permitted to acquire or form any additional Subsidiary, such newly formed Subsidiary (a "New Subsidiary") shall execute a supplement to the
Subsidiary Guarantee in accordance with Section 22 thereof, and the Borrower and/or any Subsidiary (other than an Excluded Subsidiary, or, if prior to the
Permitted Securitization, Pinnacle Towers or any of its Subsidiaries) which is a holder of any Capital Stock of such New Subsidiary shall execute a supplement to the Pledge Agreement in accordance with Section 5(e) thereof, and shall take such other action as shall be necessary or advisable (including, without limitation, the execution of Uniform Commercial Code financing statements) in order to perfect the Liens granted by the Borrower or such Subsidiary, as the case may be, in favor of the Administrative Agent for the benefit of the
Administrative Agent and the Lenders and to effect and perfect the pledge of all of the Capital Stock of such New Subsidiary in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders. The Administrative
Agent shall be entitled to receive legal opinions of one or more counsel to the
Borrower or such Subsidiary, as the case may be, addressing such matters as the
Administrative Agent or its counsel may reasonably request, including, without limitation, the enforceability of the guaranty against such New Subsidiary, and the Pledge Agreement against the Borrower or such Subsidiary, as the case may be, and the creation, validity and perfection of the Liens so granted by the
Borrower or such Subsidiary, as the case may be, to the Administrative Agent for the benefit of the Administrative Agent and the Lenders.

     6.12 FURTHER ASSURANCES. The Borrower will, and will cause each of its
Subsidiaries (other than Excluded Subsidiaries and Pinnacle Towers and its
Subsidiaries if prior to the consummation of the Permitted Securitization) to, execute any and all further documents, agreements and instruments, and take all such further actions (including filing registrations and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral to remain a first priority security interest in favor of the Administrative Agent for the benefit of the Lenders, all at the expense of the Loan Parties.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of
Credit shall remain

                                       60

outstanding, the Borrower shall not, nor shall it permit any Subsidiary (other than the Excluded Subsidiaries, except as expressly limited herein) to, directly or indirectly:

     7.01 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

     (a) Indebtedness of the Borrower under this Agreement;

     (b) Indebtedness of Pinnacle Towers and its Subsidiaries permitted under the Pinnacle Towers Credit Agreement prior to the Permitted Securitization;

     (c) Indebtedness, other than as permitted pursuant to clauses (b) and (d)
of this Section 7.01, of the Excluded Subsidiaries outstanding on the date hereof, and any refinancings, refundings, renewals or extensions thereof;
provided that the principal amount of such Indebtedness outstanding at any time after giving effect to any such refinancing, refunding, renewal or extension shall not exceed an amount equal to the outstanding principal amount of such
Indebtedness immediately prior to giving effect to any such refinancing, refunding, renewal or extension plus an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding or renewal;

     (d) Indebtedness of the Borrower or any Subsidiary of the Borrower to the
Borrower or any Subsidiary of the Borrower, provided that such Indebtedness of any directly owned Subsidiary to the Borrower is evidenced by an Intercompany
Note and pledged to the Administrative Agent for the benefit of the Lenders and subordinated to the Obligations on terms and conditions reasonably satisfactory to the Required Lenders;

     (e) Indebtedness in connection with the Permitted Securitization;

     (f) any Indebtedness, the aggregate principal amount of which shall not exceed $2,500,000 at any time outstanding, assumed pursuant to an Acquisition by
Pinnacle Towers or any of its Subsidiaries prior to the Permitted
Securitization;

     (g) any Guarantee Obligation permitted under Section 7.03; and

     (h) earnouts payable to the seller party in connection with any
Acquisition;

     (i) any Indebtedness of Pinnacle Towers Limited and its Subsidiaries
permitted under the Parent Guarantee; and

     (j) any Carl Lewis Indebtedness.

     7.02 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

     (a) Liens for taxes, assessments, governmental charges, levies or claims not yet due or which are being contested in good faith by appropriate proceedings (excluding Liens arising under any Environmental Laws, Liens in favor of the Internal Revenue Service of the United

                                       61

States, the PBGC or any Plan), provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

     (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

     (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self insurance arrangements;

     (d) easements, rights-of-way, licenses, restrictions, encroachments and other similar encumbrances incurred in the ordinary course of the business of the Borrower or such Subsidiary or, with respect to any Tower, existing on the date of the Acquisition of such Tower, which, in the aggregate, do not materially (1) interfere with the ordinary conduct of the business of the
Borrower and its Subsidiaries, taken as a whole, or (2) impair the use or operations of the Tower Properties, taken as a whole;

     (e) Liens created by lease agreements, statute or common law to secure the payments of rental amounts and other sums not yet due thereunder;

     (f) Liens on Leased Property created by an owner or lessor thereof;

     (g) Licenses, sublicenses, leases or subleases granted by the Borrower or such Subsidiary in the ordinary course of its businesses and not expressly prohibited by any provision of this Agreement or any other Loan Document and not materially interfering with the conduct of the business of the Borrower or any of such Subsidiary;

     (h) Liens created pursuant to the Security Documents, the Pinnacle Towers
Credit Agreement and the Permitted Securitization;

     (i) Liens in the ordinary course of business on (i) cash to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids or tenders or (ii) escrow deposits in connection with Acquisitions by
Pinnacle Towers and/or any of its Subsidiaries permitted hereunder which secure an amount not to exceed at any time $12,000,000 in the aggregate;

     (j) Liens on Indebtedness of Pinnacle Towers Limited and its Subsidiaries
permitted pursuant to Section 7.01(i);

     (k) Liens securing the payment of judgments which do not result in an Event of Default and which are being appealed and contested in good faith, have been adequately bonded pending such appeal and with respect to which enforcement has been stayed;

     (l) Liens securing the payment of any Carl Lewis Indebtedness; and

                                       62

     (m) Liens granted by the Borrower pursuant to the Global Acquisitions
Credit Agreement.

     7.03 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation, other than (i) the Guarantees, (ii) Guarantee
Obligations to third parties in respect of liabilities (other than Indebtedness)
of Subsidiaries of the Borrower incurred in the ordinary course of business,
(iii) Guarantee Obligations of the Borrower in connection with the Pinnacle
Towers Credit Agreement and the Global Acquisitions Credit Agreement, (iv)
Guarantee Obligations of Pinnacle Towers and any of its Subsidiaries required by or permitted under the Pinnacle Towers Credit Agreement (v) indemnities made by
Pinnacle Towers in favor of the title company in connection with the issuance of a title policy on a Mortgaged Property (as defined in the Pinnacle Towers Credit
Agreement) to the extent that the liability thereunder does not exceed at any time (A) 5% of the Tower Value (as defined in the Pinnacle Towers Credit
Agreement) on such Mortgaged Property or (B) when aggregated together with the liability under all other such indemnities provided by Pinnacle Towers or any of its Subsidiaries, 2% of the aggregate Tower Value of Towers included in the
Borrowing Base (as defined in the Pinnacle Towers Credit Agreement) at such time, and (vi) Guarantee Obligations in respect of any Carl Lewis Indebtedness.

     7.04 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

     (a) any such Subsidiary may be merged or consolidated with or into the
Borrower (provided that the Borrower shall be the continuing or surviving entity) or with or into any one or more wholly owned Subsidiaries (other than
Excluded Subsidiaries, or, if prior to the Permitted Securitization, Pinnacle
Towers and its Subsidiaries) of the Borrower (provided that such wholly owned
Subsidiary or Subsidiaries shall be the continuing or surviving entity);

     (b) any such Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the
Borrower or any other wholly owned Subsidiary (other than Excluded Subsidiaries, or, if prior to the Permitted Securitization, Pinnacle Towers and its
Subsidiaries, except as permitted by Section 7.05(c)) of the Borrower;

     (c) the merger of the Borrower or any such Subsidiary of the Borrower with or into Global Signal or a Subsidiary of Global Signal so long as each Lender determines (in its sole discretion) that such merger is not adverse to its interests and provides written notice of the same to the Borrower;

     (d) the merger of any such Subsidiary with or into another Person pursuant to an Acquisition, provided that concurrently therewith the requirements of
Section 6.11(b) with respect thereto are satisfied; and

     (e) the dissolution of Concorde Swindon Limited.

                                       63

     7.05 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any such Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

     (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business, provided that the Net Cash Proceeds of each such transaction are applied in accordance with and to the extent required by Section
2.05(b);

     (b) as permitted by Section 7.04(b);

     (c) the sale or transfer of Towers to any Excluded Subsidiary by any
Subsidiary of the Borrower; provided that the aggregate allocated purchase price of such Towers so sold or transferred from the Closing Date shall not exceed
$1,000,000; and

     (d) the sale or other disposition of any property in the ordinary course of business.

     7.06 LIMITATION ON DISTRIBUTIONS. (a) Make any distribution on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or such Subsidiary, except, (i) distributions in cash or other property to the extent required to satisfy the REIT Distribution Requirement, and, (ii) so long as no Event of Default then exists or would result therefrom, (1) equity distributions as consideration for the transactions contemplated by Section
7.04(c), (2) in addition to and without duplication of dividends paid under clause (i) of this Section, ordinary quarterly dividends to the holders of the
Capital Stock of the Borrower in an amount reasonably comparable to ordinary quarterly dividends customarily declared (including increases in such dividends consistent, in terms of the percentage of such increase, with past practices) by the Board of Directors of Global Signal, and (3) distributions of cash to the extent necessary to pay the ordinary operating expenses of Global Signal, provided that the aggregate amount of such distributions made pursuant to this subclause (3) from the Original Closing Date shall not exceed $2,000,000; and

     (b) Enter into any derivative or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives
Counterparty") obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock;

(all such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions, and all such transactions with any Derivatives Counterparties, all as described in subsections (a) and (b) above, being herein called "Restricted Payments").

     7.07 [INTENTIONALLY OMITTED.]

                                       64

     7.08 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

     (a) prior to the Permitted Securitization, investments permitted pursuant to the Pinnacle Towers Credit Agreement;

     (b) extensions of trade credit in the ordinary course of business;

     (c) investments in Cash Equivalents;

     (d) investments arising from transactions by the Borrower or any Subsidiary with customers or suppliers in the ordinary course of business, including endorsements of negotiable instruments, debt obligations and other investments received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers;

     (e) investments by the Borrower in any Subsidiary and investments by any such Subsidiary in the Borrower and in other Subsidiaries of the Borrower, provided that each such investment by the Borrower that is a loan to a directly owned Subsidiary is evidenced by an Intercompany Note;

     (f) investments in a Person for the purpose of consummating an Acquisition so long as such Person becomes a Subsidiary of the Borrower upon the consummation of such Acquisition and the requirements of Section 6.11 hereto are satisfied; and

     (g) any purchase of assets by the Borrower constituting a business unit of any Person, provided that, the requirements of Section 6.11 hereto are satisfied.

     7.09 LIMITATION ON PREPAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS. (a)
Make any optional payment or prepayment on or redemption or purchase of any
Indebtedness (other than the Loans and the Pinnacle Towers Credit Agreement),
(b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment of, or principal of or interest on, any such Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon, or as permitted under clause
(c) of this Section 7.09) or (c) refinance, amend, restate or otherwise make any material modification to any such Indebtedness.

     7.10 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business, and (c) on fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a Person which is not an Affiliate; provided that the restrictions set forth in this Section 7.10 shall not apply to (i) any

                                       65

Management Agreement, so long as such Management Agreement is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent and shall be otherwise in form and substance reasonably satisfactory to the Required
Lenders, (ii) any transaction with Pinnacle Towers or any of its Subsidiaries pursuant to the Permitted Securitization, (iii) the payment of any Restricted
Payment permitted under Section 7.06; (iv) the incurrence of Indebtedness permitted under Section 7.01(d); (v) any investments made pursuant to Section
7.08(e) and (vi) the sale or transfers of Towers pursuant to Sections 7.04(b)
and 7.05(c).

     7.11 LIMITATION ON SYNTHETIC LEASES AND SALE/LEASEBACK TRANSACTIONS. Enter
into any Synthetic Lease or any other arrangement with any Person providing for the leasing by the Borrower or any Subsidiary (other than any Excluded
Subsidiary) of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other
Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such
Subsidiary.

     7.12 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of the
Borrower to end on a day other than December 31.

     7.13 LIMITATION ON NEGATIVE PLEDGES. Enter into with any Person any agreement, other than the Loan Documents, which prohibits or limits the ability of the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries, or, if prior to the Permitted Securitization, Pinnacle Towers and its
Subsidiaries) to create, incur, assume or suffer to exist any Lien on any of its property, assets or revenues, whether now owned or hereafter acquired, except as required under the Permitted Securitization.

     7.14 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary (other than any Excluded Subsidiary), except for those businesses in which the Borrower and its Subsidiaries (other than any
Excluded Subsidiary) are engaged (or proposed to be engaged) on the date of this
Agreement or which are directly related thereto.

     7.15 GOVERNING DOCUMENTS. (a) With respect to the Borrower, amend its
Governing Documents in a manner which would have a Material Adverse Effect and
(b) with respect to any Subsidiary (other than any Excluded Subsidiary) of the
Borrower, amend its Governing Documents in a manner that would adversely affect the interests of any Lender under the Loan Documents without the prior written consent of the Required Lenders, which shall not be unreasonably withheld or delayed.

     7.16 LIMITATION ON SUBSIDIARY FORMATION. Form any Subsidiaries (other than an Excluded Subsidiary) unless, immediately upon the formation of such
Subsidiary, all requirements of Section 6.11 shall have been satisfied.

     7.17 CARL LEWIS TRANSACTION AGREEMENT. So long as the Term Loans are outstanding, amend, supplement or otherwise modify, or provide waivers of, any of the terms or provisions of the Carl Lewis Transaction Agreement in any manner that could reasonably be expected to be materially adverse to the Lenders, without the express prior written consent of each Lender.

                                       66

                                  ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

     8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of
Default:

     (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any
L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or
(iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

     (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.11, Section 6.13 or Article
VII, Global Signal fails to perform or observe any term, covenant or agreement contained in Section 12(f) and Section 22 of the Parent Guarantee, Section 6 of
the Pledge Agreement or Sections 5(a), (b), (h), (i), (j), (k) and (p) of the
Security Agreement; or

     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) an officer of such Loan Party becoming aware of such default or (ii) the Administrative Agent or any Lender giving notice of such default to such Loan Party; or

     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the
Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

     (e) Cross-Default. Global Signal, the Borrower or any of their respective
Subsidiaries shall (i) default in any payment of principal of or interest of any
Indebtedness (other than the Loans) or in the payment of any Guarantee
Obligation, in excess of the Threshold Amount and beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or
Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such
Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or administrative agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable;

     (f) (i) Global Signal, the Borrower or any of their respective Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a

                                       67

bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Global Signal, the Borrower or any of their respective
Subsidiaries shall make a general assignment for the benefit of its creditors;
or (ii) there shall be commenced against Global Signal, the Borrower or any of their respective Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unstayed for a period of 30 days; or (iii) there shall be commenced against Global Signal, the Borrower or any of their respective
Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Global Signal, the
Borrower or any of their respective Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) Global
Signal, the Borrower or any of their respective Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

     (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii)
any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Global Signal, the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer
Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any
Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the
Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan;
and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, is reasonably expected to have a Material Adverse Effect;

     (h) One or more judgments or decrees shall be entered against Global Signal or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

     (i) (i) Except as consented to by the Required Lenders, any of the Security
Documents shall cease, for any reason, to be in full force and effect or the
Borrower or any other Loan Party which is a party to any of the Security
Documents shall so assert or (ii) the Lien created by any of the Security
Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby;

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     (j) Any Change of Control shall occur; provided, however, that a Change of
Control resulting from a breach under clause (a) of the definition thereof shall be deemed an Event of Default hereunder only in the event that any of the following shall occur:

               (A) the ownership percentages as set forth in subclauses (i) and
          (ii) thereof decrease from 51% to less than 40% solely as the result of any issuance of Capital Stock of Global Signal;

               (B) the ownership percentages as set forth in subclauses (i) and
          (ii) thereof fall below 51% as a result of the sale by the Equity
          Investors and/or any Person controlled by Fortress Investment Group
          LLC or Greenhill Capital Partners, L.P. or its Affiliates of its
          Capital Stock of Global Signal to satisfy a margin call under the Frit
          Pinn Credit Agreement and the same remains unremedied for a period of thirty (30) days or all of the Obligations have not been paid in full within such thirty (30) day period; or

               (C) the ownership percentages as set forth in subclauses (i) and
          (ii) thereof fall below 51% as a result of the sale by any Person controlled by Fortress Investments Group LLC or Greenhill Capital
          Partners, L.P. or its Affiliates of its Capital Stock of Global Signal
          and the same remains unremedied for a period of thirty (30) days or all of the Obligations have not been paid in full within such thirty
          (30) day period; provided, however, that an Event of Default shall occur immediately if such ownership percentage ceases to be at least
          40% immediately following any such sale; and

     (k) Any Global Signal Default shall occur and such default shall continue unremedied for a period of 30 days;

     (l) The failure of Global Signal to at any time continue to be (i)
qualified as a real estate investment trust as defined in Section 856 of the
Code, and (ii) entitled to a dividend paid deduction under Section 857 of the
Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120 - REIT filed with the United States
Internal Revenue Service for such year, or the entering into by Global Signal of any material "prohibited transactions" as defined in Sections 857(b) and 856(c)
of the Code; or

     (m) Either of the Parent Guarantee or any Subsidiary Guarantee for any
reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms or pursuant to the Permitted Securitization), or shall be declared to be null and void or any guarantor shall repudiate its obligations thereunder.

     8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

                                       69

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

     (c) require that the Borrower Cash Collateralize the L/C Obligations (in an
amount equal to the then Outstanding Amount thereof); and

     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the
United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as
aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

     8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in
Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash
Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative
Agent in the following order:

     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under
Article III) payable to the Administrative Agent in its capacity as such;

     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the
Lenders and the L/C Issuer (including reasonable fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C
Issuer in proportion to the respective amounts described in this clause Fourth held by them;

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     Fifth, to the Administrative Agent for the account of the L/C Issuer, to
Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(b), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX.
                              ADMINISTRATIVE AGENT

     9.01 APPOINTMENT AND AUTHORITY. Each of the Lenders and the L/C Issuer
hereby irrevocably appoints Bank of America to act on its behalf as the
Administrative Agent and as security trustee (with respect to the Collateral subject to the Deed of Charge) hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as set forth in Section 9.06, the provisions of this
Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

     9.02 RIGHTS AS A LENDER. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the
Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such
Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

     9.03 EXCULPATORY PROVISIONS. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other
Loan Documents. Without limiting the generality of the foregoing, the
Administrative Agent:

     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative

                                       71

Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

     (c) shall not, except as expressly set forth herein and in the other Loan
Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the
Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a
Lender or the L/C Issuer.

     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan
Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the
Administrative Agent.

     9.04 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the
Administrative Agent may presume that such condition is satisfactory to such
Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     9.05 DELEGATION OF DUTIES. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other
Loan Document by or

                                       72

through any one or more sub-agents appointed by the Administrative Agent. The
Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related
Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     9.06 RESIGNATION OF ADMINISTRATIVE AGENT. The Administrative Agent may at
any time give notice of its resignation to the Lenders, the L/C Issuer and the
Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the approval of the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the
Lenders and the L/C Issuer, and with the approval of the Borrower, appoint a successor Administrative Agent meeting the qualifications set forth above; upon the appointment of such successor Administrative Agent such resignation shall become effective in accordance with such notice and (1) the retiring
Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any
Collateral held by the Administrative Agent on behalf of the Lenders or the L/C
Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative
Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the
Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as
Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other
Loan Documents (if not already discharged therefrom as provided above in this
Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative
Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related
Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

     9.07 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender
and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related
Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this
Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other
Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or

                                       73

based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

     9.08 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative
Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other
Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C
Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C
Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent
under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

     and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the
Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

     Nothing contained herein shall be deemed to authorize the Administrative
Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     9.09 COLLATERAL AND GUARANTEE MATTERS. The Lenders and the L/C Issuer
irrevocably authorize the Administrative Agent, at its option and in its discretion,

     (a) to release any Lien on any property granted to or held by the
Administrative Agent under any Loan Document (i) upon termination of the
Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all
Letters of Credit, (ii) that is sold or to be sold, or otherwise disposed of, as part of or in connection with any sale or other transaction permitted hereunder or under any other Loan Document, (iii) that is to be released in connection with the Permitted

                                       74

Securitization, or (iv) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; and

     (b) to release any Guarantor from its obligations under the relevant
Guarantee if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or any other Loan Document, including due to the Permitted
Securitization.

     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the relevant Guarantee pursuant to this
Section 9.09.

                                   ARTICLE X.
                                  MISCELLANEOUS

     10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this
Agreement or any other Loan Document, and no consent to any departure by the
Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

     (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

     (b) extend or increase the Commitment of any Lender (or reinstate any
Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan
Document without the written consent of each Lender directly affected thereby;

     (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required
Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrower to the Default Rate paid with respect to any Obligation;

     (e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

     (f) change the definition of "Applicable Percentage", "Applicable Revolving
Percentage", "Applicable Term A Loan Percentage", "Applicable Term B Loan
Percentage",

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"Required Term A Loan Lenders", "Required Term B Loan Lenders", or "Required
Revolving Loan Lenders" without the consent of each Lender directly affected thereby;

     (g) change any provision of this Section 10.01 or the definition of
"Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

     (h) release any one or more Guarantors which accounts for, individually or in the aggregate, at least 25% of the net assets or net cash flow of Global
Signal and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, from its Guarantee without the written consent of each Lender, except as contemplated in Section 9.09(b);

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer
Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the
Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other
Loan Document; (iii) neither the Fee Letter nor the Lender Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no
Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except as specified in clauses (b) and (d) of this
Section 10.01.

     10.02 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i) if to the Borrower, the Administrative Agent or the L/C Issuer, to
     the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

          (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative
     Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

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     (b) Electronic Communications. Notices and other communications to the
Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article
II if such Lender or the L/C Issuer, as applicable, has notified the
Administrative Agent that it is incapable of receiving notices under such
Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

     (c) Change of Address, Etc. Each of the Borrower, the Administrative Agent
and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the
Administrative Agent and the L/C Issuer.

     (d) Reliance by Administrative Agent, L/C Issuer and Lenders. The
Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related
Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the
Administrative Agent, and each of the parties hereto hereby consents to such recording.

     10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender, the L/C
Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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     10.04 EXPENSES; INDEMNITY; DAMAGE WAIVER.

     (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its respective
Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof
(whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C
Issuer in connection with the issuance, amendment, renewal or extension of any
Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the
L/C Issuer (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in
connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of
Credit. In addition, the Borrower agrees to pay as and when billed by any Lender party to the Credit Agreement on the Closing Date and who is not the
Administrative Agent all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of the
Loan Documents, including without limitation all reasonable fees, distributions and expenses of counsel, in an amount not to exceed $25,000 in the aggregate.

     (b) Indemnification by the Borrower. The Borrower shall indemnify the
Administrative Agent (and any sub-agent thereof), each Lender and the L/C
Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any
Indemnitee), reasonably incurred by any Indemnitee or asserted against any
Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, including the Fee Letter, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom
(including any refusal by the L/C Issuer to honor a demand for payment under a
Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any
Environmental Liability related in any way to the Borrower or any of its
Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are

                                       78

determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other
Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such
Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

     (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b)
of this Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such
Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages)
arising out of, in connection with, or as a result of, this Agreement, any other
Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this
Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; so long as such information or other materials were distributed by such
Indemnitee in accordance with the terms hereof.

     (e) Payments. All amounts due under this Section 10.04 shall be payable not later than ten Business Days after demand therefor.

     (f) Survival. The agreements in this Section 10.04 shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     10.05 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender,
or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement

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entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b)
each Lender and the L/C Issuer severally agrees to pay to the Administrative
Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this
Agreement.

     10.06 SUCCESSORS AND ASSIGNS.

     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the
Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the
Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible
Assignee in accordance with the provisions of subsection (b) of this Section,
(ii) by way of participation in accordance with the provisions of subsection (d)
of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).
Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d)
of this Section and, to the extent expressly contemplated hereby, the Related
Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any
legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans
(including for purposes of this subsection (b), participations in L/C
Obligations) at the time owing to it); provided that

          (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the
     Commitment (which for this purpose includes Loans outstanding thereunder)
     or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if
     "Trade Date" is specified in the Assignment and Assumption, as of the Trade
     Date, shall not be less than $2,500,000 unless each of the Administrative
     Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

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          (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

          (iii) any assignment of a Commitment must be approved by the
     Administrative Agent and the L/C Issuer unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

          (iv) the parties to each assignment shall execute and deliver to the
     Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $2,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an
     Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such
Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and
Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such
Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this
Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any
Person (other than a natural person or the Borrower or any of the Borrower's
Affiliates or Subsidiaries or any direct

                                       81

competitor of the Borrower listed on Schedule 10.06) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement
(including all or a portion of its Commitment and/or the Loans (including such
Lender's participations in L/C Obligations) owing to it); provided that (i) such
Lender's obligations under this Agreement shall remain unchanged, (ii) such
Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative
Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that in no event shall any Participant under any such participation have the right to approve any amendment to or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or the stated date of interest on, the
Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans or the Obligations, in each case to the extent subject to such participation. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and
3.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.13 as though it were a Lender.

     (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, without the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a
Lender.

     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto and no such pledgee or assignee shall be a direct competitor of the Borrower listed on Schedule 10.06.

     (g) Electronic Execution of Assignments. The words "execution," "signed,"
"signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and
National Commerce

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Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

     (h) Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its
Commitment and Loans to any Person other than Morgan Stanley pursuant to subsection (b) above, Bank of America may, upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as
L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders
(other than Morgan Stanley) a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer, as the case may be. If Bank of
America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate
Loans or fund risk participations in Unreimbursed Amounts pursuant to Section
2.03(c)).

     10.07 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each Lender and
the L/C Issuer agrees to keep confidential any written or oral information (a)
provided to it by or on behalf of the Borrower or any of its Subsidiaries pursuant to or in connection with this Agreement or (b) obtained by such Lender or the L/C Issuer based on a review of the books and records of the Borrower or any of its Subsidiaries; provided that nothing herein shall prevent any Lender or the L/C Issuer from disclosing any such information (i) to any Transferee or
Assignee, or to any actual or prospective counterparty (or its advisors) to any swap, credit derivative or other derivative transaction relating to the Borrower and its obligations, which has signed a confidentiality agreement containing the terms of this Section 10.07, (ii) to its employees, directors, agents, attorneys, accountants and other professional advisors who reasonably need to know such information in connection with such Lender's or the L/C Issuer's rights and obligations under the Loan Documents and who have a duty to keep such information confidential, (iii) upon the request or demand of any examiner or other Governmental Authority having jurisdiction over such Lender or the L/C
Issuer, (iv) in response to any order of any court or other Governmental
Authority or as may otherwise be required pursuant to any Requirement of Law,
(v) which has been publicly disclosed other than in breach of this Agreement,
(vi) in connection with the exercise of any remedy hereunder or (vii) to the
National Association of Insurance Commissioners, any nationally recognized statistical rating agency or any other similar organization.

     10.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such
Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this
Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a

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branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff)
that such Lender, the L/C Issuer or their respective Affiliates may have. Each
Lender and the L/C Issuer agrees to notify the Borrower and the Administrative
Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

     10.09 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the
Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or
any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     10.10 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be
executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other
Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     10.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the
Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     10.12 SEVERABILITY. If any provision of this Agreement or the other Loan
Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or

                                       84

impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.13 REPLACEMENT OF LENDERS. If any Lender requests compensation under
Section 3.04, or if the Borrower is required to pay any additional amount to any
Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative
Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

     (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

     (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other
Loan Documents (including any amounts under Section 3.04) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the
Borrower (in the case of all other amounts);

     (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to
Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

     (d) such assignment does not conflict with applicable Laws.

     A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     10.14 GOVERNING LAW; JURISDICTION; ETC.

     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY
IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE
NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW
YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF
NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING
ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR
RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN

                                       85

RESPECT THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY
AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD
AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED
BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT
A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE
ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER
PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL
AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY
OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR
ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS
PROPERTIES IN THE COURTS OF ANY JURISDICTION.

     (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND
UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY
OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION
OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN
DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE
PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH
ACTION OR PROCEEDING IN ANY SUCH COURT.

     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE
OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 TO THE EXTENT
PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF
ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE
LAW.

     10.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL
BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR
RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS
CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER
THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR
ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH
OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE
FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE
BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG
OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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     10.16 USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the
Borrower and other information that will allow such Lender or the Administrative
Agent, as applicable, to identify the Borrower in accordance with the Act.

     10.17 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY
EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE
PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                                       87

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          GLOBAL SIGNAL OPERATING
                                          PARTNERSHIP, L.P., as Borrower

                                          By: Global Signal GP LLC, its Managing
                                              General Partner

                                          By: /s/ Ronald G. Bizick
                                              ----------------------------------

                                          Name: Ronald G. Bizick
                                                --------------------------------

                                          Title: Executive Vice President
                                                 -------------------------------

                                      S-1

                                          BANK OF AMERICA, N.A., as
                                          Administrative Agent

                                          By: /s/ Todd Shipley
                                              ----------------------------------

                                          Name: Todd Shipley
                                                --------------------------------

                                          Title: Senior Vice President
                                                 -------------------------------

                                      S-2

                                          LENDERS

                                          BANK OF AMERICA, N.A., as a Lender,
                                          L/C Issuer

                                          By: /s/ Todd Shipley
                                              ----------------------------------

                                          Name: Todd Shipley
                                                --------------------------------

                                          Title: Senior Vice President
                                                 -------------------------------

                                          MORGAN STANLEY ASSET FUNDING INC.,
                                          as a Lender

                                          By: /s/ Barbara Isaacman
                                              ----------------------------------

                                          Name: Barbara Isaacman
                                                --------------------------------

                                          Title: Vice President
                                                 -------------------------------

                                      S-3